AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                                                     REGISTRATION NO. 333-50055
================================================================================
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-1
                         REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            POST-EFFECTIVE AMENDMENT
                                     NO. 1

                               ----------------

                       PROTECTIVE LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)


              TENNESSEE                        63-0169720                       6355
    (State or other jurisdiction of        (I.R.S. Employer        (Primary Standard Industrial
     incorporation or organization)     Identification Number)         Classification Code)

                            2801 Highway 280 South
                           Birmingham, Alabama 35223
                                (205) 879-9230
   (Address, including zip code, and telephone number, including area code, of principal executive office)

                               ----------------

                                 Carolyn King
              Senior Vice President, Investment Products Division
                       Protective Life Insurance Company
                                P. O. Box 2606
                           Birmingham, Alabama 35202
                                (205) 879-9230
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  COPIES TO:

          Stephen E. Roth, Esq.               Steve M. Callaway, Esq.
    Sutherland, Asbill & Brennan LLP     Protective Life Insurance Company
     1275 Pennsylvania Avenue, N.W.                P. O. Box 2606
       Washington, D.C. 20004-2404           Birmingham, Alabama 35202

                               ----------------

     If any of the securities that have been registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos. 33-31940,
33-39345, 33-57052 and 333-02249.
--------------------------------------------------------------------------------
================================================================================

                       PROTECTIVE LIFE INSURANCE COMPANY

                       Cross Reference Sheet Pursuant to
                          Regulation S-K, Item 501(b)


             FORM S-1 ITEM NUMBER AND CAPTION HEADING IN PROSPECTUS


 1.       Forepart of the Registration Statement and
          Outside Front Cover Page of Prospectus ..................   Outside Front Cover Page
 2.       Inside Front and Outside Back Cover Pages
          of Prospectus ...........................................   Summary; Table of Contents
 3.       Summary Information, Risk Factors and Ratio
          of Earnings to Fixed Charges ............................   Outside Front Cover Page; Summary
 4.       Use of Proceeds .........................................   Investments by Protective
 5.       Determination of Offering Price .........................   Not Applicable
 6.       Dilution ................................................   Not Applicable
 7.       Selling Security Holders ................................   Not Applicable
 8.       Plan of Distribution ....................................   Distribution of the Contracts
 9.       Description of Securities to be Registered ..............   Summary; Description of Contract; Appendix A;
                                                                      Appendix B
10.       Interests of Named Experts and Counsel ..................   Not Applicable
11.       Information with Respect to the Registrant ..............   Protective Life Insurance Company; Executive Officers
                                                                      and Directors; Executive Compensation; Financial
                                                                      Statements; Legal Proceedings
12.       Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities ..........   Undertakings

[PROSAVER Platinum Logo]




A MODIFIED GUARANTEED ANNUITY                       ISSUED BY
                                                    PROTECTIVE LIFE INSURANCE
                                                    COMPANY
                                                    2801 HIGHWAY 280 SOUTH
                                                    BIRMINGHAM, ALABAMA 35223
                                                    TELEPHONE: 1-800-866-3555

     This Prospectus describes the ProSaver Platinum Contract, a group and individual modified guaranteed annuity contract. This Contract is designed for investors who desire to accumulate capital on a tax deferred basis for retirement or other long term investment purposes. It may be purchased on a non-qualified basis or for use with certain qualified retirement plans.

     An Annuity Deposit of at least $10,000 is required to purchase a Contract. Any subsequent Deposit you want to add to your Contract must also be at least $10,000.

     You may allocate each Annuity Deposit to one or more investment period, called Guaranteed Periods, from those we offer at the time you make the deposit. Each allocation to a Guaranteed Period must be at least $10,000. The amounts you allocate will earn interest for the selected period at the interest rate we offer at the time of your deposit.

     If you surrender your Contract, or any portion of it, before the end of a Guaranteed Period, we may assess a surrender charge on the amount you surrender. We may also apply a Market Value Adjustment to the amount you surrender, which could increase or decrease the value of your Contract. Under certain conditions, you may withdraw earned interest without a surrender charge or Market Value Adjustment. Withdrawals of interest will be subject to income tax and may be subject to a 10% IRS penalty tax if taken before age 59 1/2.

     On the Annuity Commencement Date, we will apply your Net Account Value to the annuity option you have selected, or you may take that amount in one lump sum payment. The annuity payment options are (1) payments for a fixed period from five to thirty years, (2) life income with payments guaranteed for ten or twenty years, or (3) payments of a fixed amount until the amount we hold is exhausted.

     PLEASE READ THIS PROSPECTUS CAREFULLY. INVESTORS SHOULD KEEP A COPY FOR FUTURE REFERENCE.

THE PROSAVER PLATINUM CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED BY, ANY BANK OR FINANCIAL INSTITUTION. IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND IT IS SUBJECT TO INVESTMENT RISK INCLUDING THE POSSIBLE LOSS OF INVESTMENT PRINCIPAL.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS      , 1999.

                               TABLE OF CONTENTS

                                                            PAGE
                                                           -----
SUMMARY ................................................      3
DESCRIPTION OF THE CONTRACT ............................      6
   The Contract ........................................      6
   Parties to the Contract .............................      6
   Issuing a Contract ..................................      7
   Right to Cancel .....................................      7
   Annuity Deposits ....................................      7
   Guaranteed Periods and Sub-Accounts .................      8
      Initial Guaranteed Period ........................      8
      Subsequent Guaranteed Periods ....................      8
      Surrenders at the End of a Guaranteed Period......      8
      Selecting a Subsequent Guaranteed Period .........      8
      Automatic Subsequent Guaranteed Periods ..........      8
      Guaranteed Interest Rates in Subsequent
        Guaranteed Periods .............................      8
   Guaranteed Interest Rates ...........................      8
      Compounding of Interest ..........................      9
   Interest Withdrawals ................................      9
   Account Values ......................................     10
SURRENDERS .............................................     10
   Surrenders ..........................................     10
      Surrenders and Partial Surrenders ................     10
      Taxes May Apply ..................................     10
      Delay of Payments ................................     10
   Surrender Value .....................................     11
   Surrender Charges ...................................     11
   The Market Value Adjustment .........................     11
   Premium Taxes .......................................     13
DEATH BENEFIT ..........................................     13
   Death of an Annuitant ...............................     13
   Death of an Owner ...................................     13
      Determining the Death Benefit ....................     14
      Paying the Death Benefit .........................     14
ANNUITY BENEFITS .......................................     14
   Annuity Commencement Date ...........................     14
   Annuity Options .....................................     15
   Annuity Payments ....................................     15
   Death of an Owner or Annuitant After the
      Annuity Commencement Date ........................     15
INVESTMENTS BY PROTECTIVE ..............................     16
OTHER CONTRACT PROVISIONS ..............................     17
   Non-Participating ...................................     17
   Notice ..............................................     17
   Reports .............................................     17
   Transactions and Modifications of the Contract ......     17
   Assignment of a Contract ............................     17
   Facility of Payment .................................     17
   Protection of Proceeds ..............................     17
   Error in Age or Gender ..............................     17
DISTRIBUTION OF THE CONTRACTS ..........................     18
FEDERAL TAX MATTERS ....................................     18
   Introduction ........................................     18
   The Company's Tax Status ............................     18
   Taxation of Annuities in General ....................     18
      Tax Deferral During Accumulation Period ..........     18
      Taxation of Interest Withdrawals and Partial
        and Full Surrenders ............................     19
      Taxation of Annuity Payments .....................     19
      Taxation of Death Benefit Proceeds ...............     20
      Penalty Tax on Premature Distributions ...........     20


                                                            PAGE
                                                           -----
      Aggregation of Contracts .........................     20
   Loss of Interest Deduction Where Contracts Are
      Held by or for the Benefit of Certain
      Non-natural Persons ..............................     20
   Qualified Retirement Plans ..........................     21
      In General .......................................     21
      Direct Rollover Rules ............................     23
   Federal Income Tax Withholding ......................     23
PROTECTIVE LIFE INSURANCE COMPANY ......................     24
   Business ............................................     24
   Selected Financial Data .............................     24
   Management's Discussion and
   Analysis of Financial Condition
   and Results of Operations ...........................     24
      Results of Operations ............................     24
        Premiums and Policy Fees .......................     24
        Net Investment Income ..........................     24
        Realized Investment Gains (Losses) .............     24
        Other Income ...................................     24
        Income Before Income Tax .......................     24
        Income Tax Expense .............................     24
        Net Income .....................................     24
        Known Trends and
           Uncertainties ...............................     24
      Recently Issued Accounting
        Standards ......................................     24
       Liquidity and Capital Resources .................     24
       Impact of Inflation .............................     24
   Insurance in Force ..................................     24
   Underwriting ........................................     24
   Investments .........................................     24
   Indemnity Reinsurance ...............................     24
   Policy Liabilities and Accruals .....................     24
   Federal Income Tax Consequences .....................     24
   Competition .........................................     24
   Regulation ..........................................     24
   Recent Developments .................................     24
   Employees ...........................................     24
   Properties ..........................................     24
DIRECTORS AND EXECUTIVE OFFICERS .......................     25
EXECUTIVE COMPENSATION .................................     25
SUMMARY COMPENSATION TABLE .............................     25
AGGREGATED FY-END OPTION/SAR
   VALUES ..............................................     25
PENSION PLAN ...........................................     25
EMPLOYMENT CONTINUATION
   AGREEMENTS ..........................................     25
   Compensation Committee Interlocks and Insider
      Participation ....................................     25
   Management Ownership of PLC Stock ...................     25
CERTAIN TRANSACTIONS ...................................     25
LEGAL PROCEEDINGS ......................................     25
EXPERTS ................................................     25
LEGAL MATTERS ..........................................     25
REGISTRATION STATEMENT .................................     25
APPENDIX A: MATTERS RELATING TO
   CONTRACTS OFFERED IN CERTAIN
   STATES AFTER SEPTEMBER 10, 1991 AND
   PRIOR TO MAY 1, 1996 ................................    A-1
APPENDIX B: MATTERS RELATING TO
   CONTRACTS OFFERED IN CERTAIN
   STATES PRIOR TO SEPTEMBER 10, 1991 ..................    B-1
FINANCIAL STATEMENTS ...................................    F-1

     NO ONE IS AUTHORIZED TO MAKE ANY STATEMENT THAT CONTRADICTS THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY SUCH STATEMENT. THIS PROSPECTUS IS NOT AN OFFER TO INQUIRE ABOUT, OR PURCHASE THE SECURITIES DESCRIBED IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

                                    SUMMARY

WHAT IS THE PROSAVER PLATINUM         The ProSaver Platinum Contract is a
CONTRACT?                             modified guaranteed annuity contract
                                      issued by Protective Life. (See "The
                                      Contract," page 6.)


HOW IS A CONTRACT ISSUED?             We will issue the Contract when we
                                      receive and accept your complete
                                      application information and an initial
                                      Annuity Deposit. (See "Issuing a
                                      Contract," page 7.)

WHAT IS AN ANNUITY DEPOSIT?           The Annuity Deposit is the premium
                                      payment you send us to purchase or add to a Contract. You may send us more than one
                                      Annuity Deposit provided each Annuity
                                      Deposit is at least $10,000. We may
                                      refuse to accept an Annuity Deposit and
                                      we may limit the total Annuity Deposits
                                      we will accept. As a general rule, we do not issue additional contracts when subsequent Annuity Deposits are submitted. (See "Annuity Deposits," page
                                      7.)

CAN I CANCEL MY CONTRACT?             You may cancel your Contract by returning
                                      it to us with a written cancellation
                                      request within twenty days after you
                                      receive it. When we receive your returned
                                      Contract and cancellation request, we
                                      will treat the Contract as if it had
                                      never been issued and we will refund your Annuity Deposit. (See "Right to Cancel," page 7.)

HOW DO MY ANNUITY DEPOSITS EARN       You allocate each Annuity Deposit
INTEREST?                             (less applicable premium taxes) to one or
                                      more Guaranteed Periods. Each allocation to a Guaranteed Period must be at least
                                      $10,000. We establish a Sub-Account for
                                      each Guaranteed Period you select. The
                                      Sub-Account will earn interest at the
                                      Guaranteed Interest Rate for the entire
                                      Guaranteed Period. (See "Guaranteed
                                      Periods and Sub-Accounts," page 8.)


WHAT HAPPENS AT THE END OF A          At the end of any Guaranteed
GUARANTEED PERIOD?                    Period, a subsequent Guaranteed Period
                                      will begin. Unless you instruct us
                                      otherwise, the subsequent Guaranteed
                                      Period will generally be the same
                                      duration as the expiring Guaranteed
                                      Period. If we are not offering a
                                      Guaranteed Period of the same duration,
                                      the subsequent Guaranteed Period will be the longest one available that is shorter than the expiring Guaranteed Period. The subsequent Guaranteed Period may not, however, extend past the Annuity
                                      Commencement Date. We will pay interest
                                      on your Sub-Account value in the
                                      subsequent Guaranteed Period at our
                                      declared Guaranteed Interest Rate
                                      applicable to that subsequent Guaranteed
                                      Period on the day subsequent Guaranteed
                                      Period begins. (See "Guaranteed Periods
                                      and Sub-Accounts," page 8.)


CAN I TAKE MONEY OUT OF THE CONTRACT? You may request in writing a full or partial surrender which will be subject
                                      to certain restrictions. The surrender is subject to a surrender charge and we will apply a Market Value Adjustment. Surrenders from a Sub-Account at the end of its Guaranteed Period will not incur the surrender charge or the Market Value Adjustment. Also, once each contract year you may instruct us to pay you some or all of the interest credited to the contract during the prior contract year. We will not charge a surrender charge nor apply the Market Value Adjustment to these interest withdrawals. Any surrender, including an interest withdrawal, may have federal (and state) income tax consequences. In addition, withdrawals and surrenders from contracts issued pursuant to Internal Revenue section 403(b) may not be allowed in certain circumstances. (See "Interest Withdrawals," page 9, and "Surrenders," page 10.)

HOW IS THE SURRENDER CHARGE           The surrender charge applies during the
CALCULATED?                           first seven years of each Guaranteed
                                      Period. If the Guaranteed Period is seven years or less, a surrender charge will apply for the entire Guaranteed Period.
                                      The surrender charge is a percentage of
                                      the amount surrendered, less any amount
                                      available as an interest withdrawal. The maximum surrender charge percentage is
                                      6%. (See "Surrender Charges," page 11.)

WHAT IS A MARKET VALUE ADJUSTMENT?    The Market Value Adjustment is an amount
                                      we deduct from or add to Sub-Account
                                      value when you request a surrender before the end of the Sub-Account's Guaranteed
                                      Period. The Market Value Adjustment
                                      formula in the Contract reflects the
                                      relationship between the Treasury Rate
                                      associated with the Sub-Account from
                                      which the surrender is taken, and the
                                      current Treasury Rate for a Sub-Account
                                      with the same Guaranteed Period. The
                                      Treasury Rate is derived from a published index that measures fluctuations in interest rates. (See "Market Value
                                      Adjustment," page 11.)

DOES THE CONTRACT PROVIDE A DEATH     If you die before the Annuity
BENEFIT?                              Commencement Date, we will pay a death
                                      benefit, less any applicable premium tax, to your beneficiary. Generally, the death benefit will be the greater of the Account Value or the Net Account Value as of the date we receive the paperwork necessary to process the death claim but there are other requirements and conditions. The Internal Revenue Service imposes restrictions on distribution of the death benefit. Only one death benefit is payable under this Contract, even if the Contract is made to continue beyond the Owner's death. (See "Death Benefit," page 13.)

WHAT ANNUITY BENEFIT DOES THE         On the Annuity Commencement
CONTRACT PROVIDE?                     Date we will pay the Net Account value in
                                      a lump sum or apply that amount to the
                                      annuity option you select. Annuity
                                      options can provide periodic payments
                                      based on the life of one or two
                                      Annuitants, for a fixed amount of time,
                                      or both. As a general rule, the Annuity
                                      Commencement Date cannot extend beyond an Annuitant's 85th birthday. (See "Annuity
                                      Benefits," page 14.)

WHEN ARE PREMIUM TAXES DEDUCTED?      If your Contract is subject to a premium
                                      tax, we will deduct them, according to
                                      applicable law, from the Annuity Deposits when we receive them, upon a full or partial surrender, from the Net Account
                                      Value when we apply it to an annuity
                                      option, or from the Death Benefit before we pay it. (See "Premium Taxes," page
                                      13.)

IS THE CONTRACT AVAILABLE FOR         The Contract may be issued for use with
QUALIFIED RETIREMENT PLANS?           retirement plans receiving special
                                      federal income tax treatment under
                                      Sections 401, 403, 408, or 408A of the
                                      Internal Revenue Code such as pension and profit sharing plans (including H.R. 10 plans), individual retirement accounts, and individual retirement annuities.
                                      Contracts issued for use with these
                                      qualified retirement plans are referred
                                      to as Qualified Contracts and these types of plans are referred to as Qualified
                                      Plans. (See "Federal Tax Matters," page
                                      18.)

                          DESCRIPTION OF THE CONTRACT

     CONTRACTS SOLD BEFORE MAY 1, 1996 VARY SIGNIFICANTLY FROM THOSE DESCRIBED BELOW. THOSE CONTRACTS PROVIDE DIFFERENT RIGHTS AND BENEFITS, AND THE SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT MAY BE CALCULATED DIFFERENTLY. APPENDIX A DESCRIBES CONTRACTS OFFERED FROM SEPTEMBER 10, 1991 THROUGH APRIL 30, 1996. CONTRACTS OFFERED BEFORE SEPTEMBER 10, 1991 ARE DESCRIBED IN APPENDIX B. YOU MAY ALWAYS CONTACT US IF YOU HAVE QUESTIONS ABOUT YOUR CONTRACT.


THE CONTRACT

     The ProSaver Platinum Contract is a modified guaranteed annuity contract issued by Protective Life Insurance Company. Generally, this prospectus describes certificates issued under an allocated group modified guaranteed annuity contract issued by Protective Life to the Protective Financial Insurance Trust. AmSouth Bank, N.A. of Birmingham, Alabama is the Contract Holder and Trustee. Eligible Owners include account holders of broker-dealers that have entered into a distribution agreement to offer the Contract. Eligible Owners also include employers and other entities and organized groups acceptable to us. The certificate we issue to an Owner summarizes the provisions of the group modified guaranteed annuity contract. THE PROVISIONS OF THE GROUP MODIFIED GUARANTEED ANNUITY CONTRACT CONTROL WHETHER OR NOT THEY ARE INCLUDED IN THE CERTIFICATE. WE WILL PROVIDE A COPY OF THE GROUP MODIFIED GUARANTEED ANNUITY CONTRACT TO AN OWNER UPON REQUEST.

     In states where we do not issue a group contract, we will issue an individual modified guaranteed annuity contract directly to the Owner. In this prospectus, we will refer to all these as a "Contract" and use the term "Owner" to describe the owners of group Contract certificates as well as the owners of individual Contracts. (See "Parties to the Contract," page 6.)

     Contracts are either Qualified or Non-Qualified. Qualified Contracts are used to fund pension and retirement programs that receive favorable tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. These include H.R. 10 (Keogh) Plans, Individual Retirement Accounts or Annuities (IRAs), Tax-Sheltered Annuity Programs or Annuities (TSAs), or corporate pension and profit sharing plans. Non-Qualified Contracts may also enjoy tax favored status. (See, "Federal Tax Matters," page 18.)


PARTIES TO THE CONTRACT

     COMPANY: Protective Life Insurance Company, also referred to as "Protective," "we," "us" and "our."

     OWNER: The person or persons who own a group Contract certificate (sometimes called "Participants" in our contract language and literature) or who own an individual Contract. An Owner is entitled to exercise all rights and privileges provided in the Contract, without the consent of a group Contract holder. Individuals as well as non-natural persons, such as corporations or trusts, may own a Contract; two persons may own a Contract together. In this prospectus, we may refer to Owners as "you" or "your." If an Annuitant is still alive, the Owner may transfer a Contract to a new Owner by making a written request to our administrative office.

     BENEFICIARY: The person or persons who may receive the benefits of a Contract upon the death of an Owner. We will treat the surviving Owner of a jointly owned Contract as the primary Beneficiary. If there is no surviving Owner, the primary Beneficiary is the person or persons so designated by the Owner and named in our records. The contingent Beneficiary is the person or persons designated by the Owner and named in our records to be Beneficiary if no primary Beneficiary is living. In the case of some Qualified Contracts, Treasury Department Regulations may restrict who may be designated as a Beneficiary,

     If no Beneficiary designation is in effect or if no Beneficiary is living at the time of an Owner's death, the Beneficiary will be the estate of the deceased Owner. If an Owner dies on or after the Annuity Commencement Date, the Beneficiary will become the new Owner.

     Unless designated irrevocably, the Owner may change the Beneficiary by written notice prior to any Owner's death. If a Beneficiary is designated irrevocably, that Beneficiary's written consent is required before the Owner can change the Beneficiary designation or exercise certain other rights. Your request will be effective on the day you sign it. We will not be liable for any payments made to a former Beneficiary, however, unless we have first notified you that we have received your written request and all necessary written consents at our Administrative Office.

     ANNUITANT: The person on whose life annuity income payments may be based. The Owner is the Annuitant unless the Owner designates another person as the Annuitant. By selecting the annuity option of your choice, you may elect to provide annuity payments based on the life of one or two Annuitants, for a fixed time, or both. We will use the Annuitant's age at the time you select an annuity option to determine the amounts of these payments. (See "Annuity Payments," page 15.)

     The Owner may change the Annuitant by written notice prior to the Annuity Commencement Date. An Owner cannot use a Guaranteed Period or an Annuity Commencement Date that extends past an Annuitant's 85th birthday without our approval. If changing Annuitants, the Owner cannot select an Annuitant whose 85th birthday comes before the end of any Guaranteed Period or the Annuity Commencement Date without our approval. If any Owner is not a natural person and changes the Annuitant, the change will be treated as the death of the Owner and the Death Benefit will be paid to the Beneficiary. (See "Death Benefit," page 13.)

     PAYEE: The person or persons who, generally at the designation of the Owner, receive annuity income payments under the Contract.


ISSUING A CONTRACT

     You purchase a Contract by completing an application and making an Annuity Deposit of at least $10,000. After we issue a Contract, you may make additional Annuity Deposits of at least $10,000 each. Regardless of how many Annuity Deposits you make, we will generally only issue one Contract. We have the right to decline any application or any Annuity Deposit. When we sell Contracts to retirement plans or in connection with retirement plans, those retirement plans may or may not qualify for special tax treatment under the Internal Revenue Code.

     If we do not receive all of the necessary application information at our Administrative Office when we receive your Annuity Deposit, we will hold your Annuity Deposit while we attempt to complete the application. If the necessary application information is not complete after a reasonable time, we will inform you of the reason for the delay and we will return your Annuity Deposit unless you specifically consent to our holding it until the application is complete. Once we have all of your necessary application information, we will allocate your Annuity Deposit to the appropriate Guaranteed Periods.

     The date we apply your initial Annuity Deposit to the appropriate Guaranteed Periods is the Effective Date for the Contract. You will begin to earn interest under the Contract as of this date. The Contract Year is based on the anniversary of your Effective Date.


RIGHT TO CANCEL

     You may cancel your Contract by returning it to us with a written cancellation request within twenty days after you receive it. You must return the Contract and cancellation request to our Administrative Office or to the sales representative who sold it to you. If you return the Contract by mail, the effective date of the return will be the postmark date on your properly addressed and postage paid envelope. Upon receiving your returned Contract and cancellation request, we will treat the Contract as if it had never been issued and we will refund your Annuity Deposit.


ANNUITY DEPOSITS

     The Annuity Deposit is the premium payment you send us to purchase or add to a Contract. We will only accept Annuity Deposits made prior to the Annuitant's 85th birthday and we have the right not to accept any Annuity Deposit if we so choose. The minimum Annuity Deposit is $10,000. We also have the right to limit the total Annuity Deposits we accept without prior approval. Currently, this amount is $1,000,000. You can make an Annuity Deposit in the form a check made out to Protective Life Insurance Company or by any other method we deem acceptable.

     You allocate Annuity Deposits, less any applicable premium tax, to one or more of the Guaranteed Periods available when you make the Annuity Deposit. You must allocate at least $10,000 to each Guaranteed Period you choose and you may not select a Guaranteed Period that extends beyond the Annuity Commencement Date.

GUARANTEED PERIODS AND SUB-ACCOUNTS

     A Guaranteed Period is the number of years we will credit the Guaranteed Interest Rate to the Sub-Account. Currently, we offer a variety of Guaranteed Periods up to 10 years, though all Guaranteed Periods may not be available in all states.


     INITIAL GUARANTEED PERIOD

     We will establish a Sub-Account for each Guaranteed Period to which you allocate an Annuity Deposit. Each Sub-Account earns interest at the Guaranteed Interest Rate in effect for that Guaranteed Period from the date the Annuity Deposit is credited to the Sub-Account through the end of the Guaranteed Period or until the Sub-Account is surrendered, if earlier. The value of the Contract at any time, sometimes referred to as the Account Value, is the total of the Sub-Account Values under the Contract.


     SUBSEQUENT GUARANTEED PERIODS

     At the end of a Guaranteed Period, you may select from the following options:

  1. Surrender your ending Sub-Account value without a surrender charge or Market Value Adjustment;

  2. Instruct us to apply the ending Sub-Account value to one or more subsequent Guaranteed Periods that you select from the Guaranteed Periods we are then offering; or

  3. Do nothing and allow a subsequent Guaranteed Period automatically to begin.


     SURRENDERS AT THE END OF A GUARANTEED PERIOD

     To surrender your ending Sub-Account value, you must request the surrender in writing no later than 10 days after the end of the expiring Guaranteed Period. If you surrender your ending Sub-Account value under a Non-Qualified Contract, any surrendered amount may be subject to income taxes, and a 10% IRS penalty tax may apply if you are not yet 59 1/2 years old.


     SELECTING A SUBSEQUENT GUARANTEED PERIOD

     To apply the ending Sub-Account value to one or more subsequent Guaranteed Periods, you must give us written instructions as to the Guaranteed Periods that you select no later than 10 days after the end of the expiring Guaranteed Period. You may select a subsequent Guaranteed Period only from the Guaranteed Periods we are offering at the time you make your selection. Any subsequent Guaranteed Period may not extend past the Annuity Commencement Date for your Contract. At least $10,000 must be allocated to any subsequent Guaranteed Period.


     AUTOMATIC SUBSEQUENT GUARANTEED PERIODS

     If you do not instruct us otherwise under the first or second options described above, a subsequent Guaranteed Period automatically begins when the prior Guaranteed Period ends. Your ending Sub-Account value becomes the beginning Sub-Account value for the subsequent Guaranteed Period. The subsequent Guaranteed Period is the longest Guaranteed Period we offer that is not longer than the Guaranteed Period that just ended, and does not extend past the Annuity Commencement Date. You must allocate at least $10,000 to any subsequent Guaranteed Period.


     GUARANTEED INTEREST RATES IN SUBSEQUENT GUARANTEED PERIODS

     Your beginning Sub-Account value for any subsequent Guaranteed Period earns interest at the rate we have declared that is in effect for the subsequent Guaranteed Period(s) on the date your subsequent Guaranteed Period(s) begins. Our Guaranteed Interest Rates for subsequent Guaranteed Periods may differ from our Guaranteed Interest Rates for initial Guaranteed Periods.


GUARANTEED INTEREST RATES

     From time to time and at our sole discretion we set Guaranteed Interest Rates for each available Guaranteed Period. In determining these Guaranteed Interest Rates we consider the interest rates available on the types of instruments in which the Company intends to invest the proceeds attributable to the Contracts. (See

"Investments by Protective," page 16). In addition, we may also consider various other factors in determining Guaranteed Interest Rates, including regulatory and tax requirements; sales commissions and administrative expenses the Company incurs; general economic trends; and competitive factors. PROTECTIVE LIFE INSURANCE COMPANY MAKES THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES IT DECLARES. WE CANNOT PREDICT NOR DO WE GUARANTEE WHAT FUTURE INTEREST RATES WE WILL DECLARE.

     Annuity Deposits of $100,000 or more are currently credited with an interest rate in excess of that credited to an Annuity Deposit of less than $100,000. In addition, as long as your Account Value exceeds $100,000, all additional Annuity Deposits and renewals will be credited with the increased interest rate at our discretion. A Guaranteed Interest Rate credited to a Sub-Account will reflect the daily compounding of interest and never change prior to the end of the Guaranteed Period.


     COMPOUNDING OF INTEREST

     A Sub-Account will earn interest at the appropriate Guaranteed Interest Rate which will be the effective interest rate for each year of the Guaranteed Period. Interest compounds daily in the Sub-Account for the duration of the Guaranteed Period. Below is an illustration of how interest is credited during each year of a five-year Guaranteed Period. For the purposes of this example, we have made assumptions as indicated.

     PLEASE NOTE THAT THE FOLLOWING EXAMPLE ASSUMES NO SURRENDERS OR WITHDRAWALS OF ANY AMOUNT AND NO PREMIUM TAXES DUE ON ISSUANCE. A MARKET VALUE ADJUSTMENT AND SURRENDER CHARGE MAY APPLY TO ANY FULL OR PARTIAL SURRENDER YOU MAKE PRIOR TO THE END OF A GUARANTEED PERIOD (SEE "SURRENDERS," PAGE 10). THE HYPOTHETICAL INTEREST RATES ARE FOR PURPOSES OF ILLUSTRATION ONLY AND WE DO NOT INTEND THEM AS A PREDICTION OF ANY FUTURE INTEREST RATES WE MAY DECLARE UNDER THE CONTRACT. THE ACTUAL INTEREST RATES WE DECLARE FOR ANY GUARANTEED PERIOD MAY BE MORE OR LESS THAN WHAT WE HAVE USED IN THIS ILLUSTRATION.


             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE


  Deposit:                      $100,000
  Guaranteed Period:             5 Years
  Guaranteed Interest Rate:         5.0%



                                          YEAR 1           YEAR 2           YEAR 3           YEAR 4           YEAR 5
                                     ---------------- ---------------- ---------------- ---------------- ----------------
Beginning of Year 1 Account Value:    $  100,000.00
 x (1 + Guaranteed Interest Rate):             1.05
 = End or Year 1 Account Value:       $  105,000.00
Beginning of Year 2 Account Value:                     $  105,000.00
 x (1 + Guaranteed Interest Rate):                              1.05
 = End of Year 2 Account Value:                        $  110,250.00
Beginning of Year 3 Account Value:                                      $  110,250.00
 x (1 + Guaranteed Interest Rate):                                               1.05
 = End of Year 3 Account Value:                                         $  115,762.50
Beginning of Year 4 Account Value:                                                       $  115,762.50
 x (1 + Guaranteed Interest Rate):                                                                1.05
 = End of Year 4 Account Value:                                                          $  121,550.62
Beginning of Year 5 Account Value:                                                                        $  121,550.62
 x (1 + Guaranteed Interest Rate):                                                                                 1.05
 = End of Year 5 Account Value:                                                                           $  127,628.16

                   Total Interest Credited in Guaranteed Period: $127,628.16 - $100,000 = $27,628.16
                     Account Value at End of Guaranteed Period: $100,000 + $27,628.16 = $127,628.16


INTEREST WITHDRAWALS

     Once each Contract year, you may instruct us to send you all or a portion of the interest credited to your Sub-Accounts during the prior Contract year. Your instructions must be in writing. Currently, for most Guaranteed Periods, you may establish automatic interest withdrawals that are paid to you monthly, quarterly, semi-annually or annually. Interest withdrawals remove money from your Sub-Account that would otherwise have been compounding even more interest on a daily basis. Because of this interruption of interest compounding, the more interest you withdraw, the less interest your Sub-Account will generate over time. Larger withdrawals reduce the compounding of interest more than smaller withdrawals; frequent withdrawals hinder the compounding process more than infrequent withdrawals; and earlier withdrawals reduce your interest more than later withdrawals would. We reserve the right to limit interest withdrawals to one per Contract year upon notice to you.

     We will not impose a surrender charge or Market Value Adjustment on interest withdrawals but interest withdrawals may be subject to federal and state income tax. In addition, interest withdrawals from Contracts issued as Tax-Sheltered Annuities are prohibited in certain circumstances. (See Federal Tax Matters, page 18.)


ACCOUNT VALUES

     The value of a Sub-Account at any time is equal to the amounts that were allocated to that Sub-Account, plus any interest credited to it, minus any interest withdrawals and surrenders (including any surrender charges, Market Value Adjustment and premium taxes). The sum of the Sub-Account values in your Contract is called the Account Value and represents the total value of your Contract.

     The Net Sub-Account Value is equal to the Sub-Account value modified by any Market Value Adjustment, minus surrender charges, and premium taxes that would apply in the case of a full surrender of the Sub-Account. The Net Account Value, which is the sum of all the Net Sub-Account values under your Contract, is the amount you would be entitled to receive if you made a full surrender of your Contract. For this reason, the Net Account Value is sometimes called the "Surrender Value" of a Contract.


                                  SURRENDERS


SURRENDERS

     SURRENDERS AND PARTIAL SURRENDERS

     You may surrender your entire Contract at any time. You may surrender part of the Contract if the value of each remaining Sub-Account is at least $10,000 after the surrender.

     Your surrender request must be in writing and, if you request a partial surrender, you must specify the Sub-Accounts from which the partial surrender will be taken. If you have more than one Sub-Account with the same Guaranteed Period, you must take the partial surrender from the Sub-Account with the shortest time remaining until maturity.

     Partial and full surrenders from Contracts issued as Tax-Sheltered Annuities are prohibited in certain circumstances. (See "Federal Tax Matters," page 18.)


     TAXES MAY APPLY

     Amounts surrendered may be subject to federal and state income taxes. THE TAXABLE AMOUNT OF A SURRENDER MAY, UNDER CERTAIN CIRCUMSTANCES, BE SUBJECT TO A 10% FEDERAL TAX PENALTY. In the case of Qualified Contracts, federal tax law imposes restrictions on the form and manner in which benefits may be paid. For example, surrenders from Qualified Contracts may require your spouse's consent even if your spouse is not an Owner. (See "Federal Tax Matters," page 18.) Premium taxes may also apply. (See "Premium Taxes," page 13.) You should consult your tax advisor about the effect a surrender from the Contract may have on your taxes.


     DELAY OF PAYMENTS

     We may delay payment of a surrender for up to six months from the date we receive your written request, or for the period permitted by state insurance law, if less.

SURRENDER VALUE

     The surrender value is the amount available to you upon a surrender or partial surrender. The surrender value is calculated as of the date we receive your surrender request using the following formula:

               Surrender Value = A - S - M - P, where

               A = the amount of the surrender or partial surrender you request; S = the amount of the surrender charge;
               M = the amount of the Market Value Adjustment;
               P = the amount of any applicable premium tax.


SURRENDER CHARGES

     Surrenders and partial surrenders may be subject to a surrender charge. Generally, we will assess a surrender charge if you take a surrender during the first seven years of any Guaranteed Period. We calculate the surrender charge separately for each Sub-Account. We determine the amount of the surrender charge for a Sub-Account as follows: first, we subtract any amount available as an interest withdrawal from the surrender amount you request; then we multiply the result by the appropriate surrender charge percentage from the table below. The surrender charge percentage is determined based on the age of the Sub-Account from which the surrender is taken.



 NUMBER OF COMPLETED YEARS     SURRENDER CHARGE
   IN A GUARANTEED PERIOD         PERCENTAGE
---------------------------   -----------------
               1                     6%
               2                     6%
               3                     5%
               4                     4%
               5                     3%
               6                     2%
               7                     1%
               7+                    0%

     We will include the surrender charge in the amount we deduct from the Sub-Account to satisfy your surrender request. The total surrender charge for your surrender is the sum of the surrender charges for the Sub-Accounts from which you make your surrender.

     We do not apply the surrender charge after the first seven years of any Guaranteed Period or from any amount available as an interest withdrawal. Also, we do not apply a surrender charge to surrenders you request at the end of a Sub-Account's Guaranteed Period if we receive your written surrender request no later than 10 days after the end of the Guaranteed Period.


THE MARKET VALUE ADJUSTMENT

     We will apply a Market Value Adjustment if you request a full or partial surrender before the end of a Sub-Account's Guaranteed Period. The Market Value Adjustment reflects the relationship between market interest rates available when a Sub-Account was established and the interest rates available at the time of the surrender from that Sub-Account, as measured by an independent index called the Treasury Rate. The Treasury Rate is the annual effective interest rate credited to certain United States Treasury instruments and it is published by a nationally recognized service. On the fifteenth day and the last day of each month we will identify a Treasury Rate for each Guaranteed Period. We will be consistent in the method we use to identify the Treasury Rate and the determination is binding upon any Owner, Annuitant and Beneficiary.

     The Market Value Adjustment formula contains a 0.25% set percentage factor that compensates the company for certain expenses and losses that we may incur, either directly or indirectly, as a result of the surrender. Another factor in the formula decreases the effect of the Market Value Adjustment as the Sub-Account matures.

     Like the Surrender Charge, the Market Value Adjustment is calculated separately for each Sub-Account. We determine the amount of the Market Value Adjustment for each Sub-Account by subtracting any amount available as an interest withdrawal from the surrender amount requested, and then multiplying the result by the Market Value Adjustment percentage derived from the formula below:

     Market Value Adjustment Percentage = (C -  I + 0.25%) x (N/12), where

             C = the current Treasury Rate established for the same term as the Guaranteed Period from which the surrender is taken;

             I = the initial Treasury Rate for the Guaranteed Period from which the surrender is taken;

             N = the number of months remaining in the Guaranteed Period from which the surrender is taken.

     We will include the Market Value Adjustment in the amount we deduct from the Sub-Account to satisfy your surrender request. The total Market Value Adjustment for your surrender is the sum of the Market Value Adjustments to the Sub-Accounts from which the surrender is taken.

     The Market Value Adjustment may increase or decrease the Surrender Value. If the applicable Treasury Rate at the time of the surrender is more than 0.25% lower than the Treasury Rate associated with the Sub-Account, the Market Value Adjustment will increase the Surrender Value. Otherwise, the Market Value Adjustment will decrease the Surrender Value.

     We do not apply the Market Value Adjustment to an interest withdrawal. When calculating the Market Value Adjustment, we consider any amount available as an interest withdrawal to be surrendered before amounts to which the Market Value Adjustment applies. If we receive your written surrender request no later than 10 days after the end of the Guaranteed Period, we also do not apply the Market Value Adjustment to surrenders requested at the end of a Sub-Account's Guaranteed Period.

     PLEASE NOTE THAT THE FOLLOWING EXAMPLE ASSUMES NO INTEREST WITHDRAWALS, NO PREMIUM TAXES DUE ON ISSUANCE, AND NO SURRENDERS OTHER THAN THOSE SHOWN IN THE EXAMPLE. THE HYPOTHETICAL INTEREST RATES ARE FOR PURPOSES OF ILLUSTRATION ONLY AND WE DO NOT INTEND THEM AS A PREDICTION OF ANY FUTURE INTEREST RATES WE MAY DECLARE UNDER THE CONTRACT. THE ACTUAL INTEREST RATES WE DECLARE FOR ANY GUARANTEED PERIOD MAY BE MORE OR LESS THAN WHAT WE HAVE USED IN THIS ILLUSTRATION.

             MARKET VALUE ADJUSTMENT AND SURRENDER CHARGE EXAMPLES
                   FULL SURRENDER AFTER COMPLETION OF YEAR 3



INITIAL GUARANTEED PERIOD (YEARS):             3                 5                 7               TOTAL
-------------------------------------   ---------------   ---------------   ---------------   ---------------
Initially -
Annuity Deposit:                         $ 10,000.00       $ 10,000.00       $ 10,000.00        $ 30,000.00
Guaranteed Interest Rate:                      4.75%             5.00%             5.25%
Year 1 -
Beginning of Year Account Value:         $ 10,000.00       $ 10,000.00       $ 10,000.00        $ 30,000.00
 x (1 + Guaranteed Interest Rate):             1.048             1.050             1.053
 = End of Year Account Value:            $ 10,475.00       $ 10,500.00       $ 10,525.00        $ 31,500.00
 - Beginning of Year Account Value:      $ 10,000.00       $ 10,000.00       $ 10,000.00        $ 30,000.00
 = Interest Earned during Year:          $    475.00       $    500.00       $    525.00        $  1,500.00
Year 2 -
Beginning of Year Account Value:         $ 10,475.00       $ 10,500.00       $ 10,525.00        $ 31,500.00
 x (1 + Guaranteed Interest Rate):             1.048             1.050             1.053
 = End of Year Account Value:            $ 10,972.56       $ 11,025.00       $ 11,077.56        $ 33,075.13
 - Beginning of Year Account Value:      $ 10,475.00       $ 10,500.00       $ 10,525.00        $ 31,500.00
 = Interest Earned during Year:          $    497.56       $    525.00       $    552.56        $  1,575.12
Year 3 -
Beginning of Year Account Value:         $ 10,972.56       $ 11,025.00       $ 11,077.56        $ 33,075.13
 x (1 + Guaranteed Interest Rate):             1.048             1.050             1.053
 = End of Year Account Value:            $ 11,493.76       $ 11,576.25       $ 11,659.13        $ 34,729.14
 - Beginning of Year Account Value:      $ 10,972.56       $ 11,025.00       $ 11,077.56        $ 33,075.13
 = Interest Earned during Year:          $    521.20       $    551.25       $    581.57        $  1,654.02
After Completion of Year 3 -
Account Value:                           $ 11,493.76       $ 11,576.25       $ 11,659.13        $ 34,729.14

INITIAL GUARANTEED PERIOD (YEARS):                           3                  5                 7               TOTAL
--------------------------------------------------   ----------------   ----------------   ---------------   --------------
 - Prior Year's Interest:                              $    521.20       $    551.25        $    581.57       $  1,654.02
 = Amount Subject to Surrender Charge and Market
   Value Adjustment:                                   $ 10,972.56       $ 11,025.00        $ 11,077.56       $ 33,075.13
 Surrender Charge Percentage:                                0.00%             3.00%              5.00%
 x Subjected Amount:                                   $ 10,972.56       $ 11,025.00        $ 11,077.56       $ 33,075.13
 = Surrender Charge:                                   $      0.00       $    330.75        $    553.88       $    884.63
Number of Months Remaining in the Guaranteed
 Period:                                                         0                24                 48
EXAMPLE #1 - INCREASING INTEREST RATE ENVIRONMENT
 Current Guaranteed Interest Rate:                           5.75%             6.25%              6.75%
 - Initial Guaranteed Interest Rate:                         5.00%             5.50%              6.00%
 + 0.25%:                                                    0.25%             0.25%              0.25%
 x Number Months Remaining / 12:                              0.00              2.00               4.00
 = Market Value Adjustment Percentage:                       0.00%             2.00%              4.00%
 x Subjected Amount:                                   $ 10,972.56       $ 11,025.00        $ 11,077.56       $ 33,075.13
 = Market Value Adjustment:                            $      0.00       $    220.50        $    443.10       $    663.60
Account Value:                                         $ 11,493.76       $ 11,576.25        $ 11,659.13       $ 34,729.14
 - Surrender Charge:                                   $      0.00       $    330.75        $    553.88       $    884.63
 - Market Value Adjustment:                            $      0.00       $    220.50        $    443.10       $    663.60
 = Net Account Value:                                  $ 11,493.76       $ 11,025.00        $ 10,662.15       $ 33,180.91
EXAMPLE #2 - DECREASING INTEREST RATE ENVIRONMENT
Current Guarantee Interest Rate:                             4.25%             4.75%              5.25%
 - Initial Guaranteed Interest Rate:                         5.00%             5.50%              6.00%
 + 0.25%:                                                    0.25%             0.25%              0.25%
 x Number Months Remaining / 12:                              0.00              2.00               4.00
 = Market Value Adjustment Percentage:                       0.00%           - 1.00%            - 2.00%
 x Subjected Amount:                                   $ 10,972.56       $ 11,025.00        $ 11,077.56       $ 33,075.13
 = Market Value Adjustment:                            $      0.00       $   (110.25)       $   (221.55)      $   (331.80)
Account Value:                                         $ 11,493.76       $ 11,576.25        $ 11,659.13       $ 34,729.14
 - Surrender Charge:                                   $      0.00       $    330.75        $    553.88       $    884.63
 - Market Value Adjustment:                            $      0.00       $   (110.25)       $   (221.55)      $   (331.80)
 = Net Account Value:                                  $ 11,493.76       $ 11,355.75        $ 11,326.81       $ 34,176.32

PREMIUM TAXES

     Premium taxes (including related retaliatory taxes and fees, if any) will be deducted when applicable. If your Contract is subject to a premium tax, we will deduct it according to applicable law from either your Annuity Deposits when received, upon a full or partial surrender, from the amount applied to an annuity option, or from the Death Benefit. The current rate of premium taxes ranges up to 3.50%.


                                 DEATH BENEFIT

DEATH OF AN ANNUITANT

     If an Annuitant who is not an Owner dies before the Annuity Commencement Date, the first Owner named on the application will become the new Annuitant unless the Owner had designated otherwise. IF CHANGING ANNUITANTS, THE OWNER CANNOT, WITHOUT OUR PRIOR APPROVAL, SELECT AN ANNUITANT WHOSE 85TH BIRTHDAY COMES BEFORE THE END OF THE GUARANTEED PERIOD OR THE ANNUITY COMMENCEMENT DATE. If any Owner is not a natural person the death of the Annuitant or a change in the Annuitant will be treated as the death of an Owner.


DEATH OF AN OWNER

     If any Owner dies while the Contract is in force prior to the Annuity Commencement Date, we will pay a Death Benefit to the Beneficiary. If there are joint Owner's to a Contract and one dies prior to the Annuity Commencement Date, the surviving Owner will be treated as the Beneficiary; if none of the joint Owners survives prior to the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary named by the Owner. If there is no Beneficiary living or named, we will pay the Death Benefit to the estate of the deceased Owner.

DETERMINING THE DEATH BENEFIT

     We will determine the Death Benefit as of the date we receive due proof of an Owner's death. If we receive a claim for the Death Benefit in good order and within 12 months of the date of the Owner's death, the Death Benefit will be the greater of the Net Account Value or the Account Value less applicable premium taxes. If we receive the claim for the Death Benefit 12 months or more after the date of death, the Death Benefit will be the Net Account Value. If any Owner is not a natural person, upon the change of the Annuitant the Death Benefit will be the Net Account Value.


PAYING THE DEATH BENEFIT

     Only one Death Benefit is payable under a Contract, even though the Contract may, under some circumstances, continue beyond the time of an Owner's death.

     The Death Benefit may be taken in one lump sum immediately, in which event the Contract will terminate. If the Death Benefit is not taken immediately as a lump sum, the entire interest in the Contract must be distributed under one of the following options:

      (1) the entire interest must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or

      (2) the entire interest must be distributed within five years of the Owner's death.

     If the Beneficiary is the deceased Owner's spouse, the surviving spouse may choose, in lieu of taking the Death Benefit, to continue the Contract and become the new Owner. The surviving spouse may then select a new Beneficiary. Upon the surviving spouse's death, the Death Benefit will become payable to the new Beneficiary and must then be distributed to the new Beneficiary under option 1 or 2, described above.

     If there is more than one Beneficiary, these provisions apply to each Beneficiary individually.

     The Death Benefit provisions of this Contract shall be interpreted to comply with the requirements of ss.72(s) of the Internal Revenue Code. We reserve the right to endorse this Contract, as necessary, to conform to regulatory requirements. We will send you a copy of any endorsement containing such Contract modifications.


                               ANNUITY BENEFITS

ANNUITY COMMENCEMENT DATE

     You may select an Annuity Commencement Date when you purchase a Contract. The Annuity Commencement Date may not be earlier than the end of any Guaranteed Period nor later than the Annuitant's 85th birthday. If you do not select one, the Annuity Commencement Date will be the end of the Contract year immediately before the Annuitant's 85th birthday.

     You may change the Annuity Commencement Date, subject to some general restrictions:

   o You must request the change in writing.

   o We must receive the written request at least 30 days before the new Annuity Commencement Date you requested.

   o The new Annuity Commencement Date may not come before the end of any existing Guaranteed Period.

   o Unless we agree prior to the change, the new Annuity Commencement Date may not be later than the Annuitant's 85th birthday.

     Once our Administrative Office notifies you that we have received and approved your written request for changing the Annuity Commencement Date, the change will be made effective as of the date you signed the request.

     Annuity Commencement Dates which occur after the Annuitant's 85th birthday may have adverse income tax consequences so you should consult your tax advisor before requesting an Annuity Commencement Date at these advanced ages. You may be required to begin distributions from Qualified Contracts before the Annuity Commencement Date. (See "Federal Tax Matters," page 18.)


ANNUITY OPTIONS

     On the Annuity Commencement Date we will apply part or all of the Net Account Value to the annuity option you have selected. If you have not selected an annuity option, we will apply your Net Account Value to Option 2 -- Life Income with Payments for a 10-year Guaranteed Period. You may select from the following annuity options. For qualified Contracts, additional annuity options may apply with certain restrictions.

   o OPTION 1 -- PAYMENT FOR A FIXED PERIOD.

        We will make equal monthly payments for any period not less than five years nor more than 30 years. The amount of each payment depends upon the total amount applied, the period selected and the monthly payment rates we are using when the annuity payments are determined.

   o OPTION 2 -- LIFE INCOME WITH PAYMENTS FOR A GUARANTEED PERIOD.

        We will make equal monthly payments based on the life of the named Annuitant or Annuitants. Payments will continue for the lifetime of the Annuitant or Annuitants with payments guaranteed for either 10 or 20 years. Payments stop at the end of the selected guaranteed period or when the Annuitant dies, whichever is later.

   o OPTION 3 -- PAYMENTS FOR A FIXED AMOUNT.

        We will make equal monthly payments for a fixed amount. The amount of each payment may not be less than $10 for each $1,000 of Net Account Value applied to the annuity option. Each month we will credit interest on the unpaid balance and add that interest to it. We will set the interest rate in our sole discretion, but it will not be less than an annual effective rate of 4%. Payments will continue until the amount we hold runs out. The last payment will be for the balance only.

      Other annuity options may be available on your Annuity Commencement Date.



ANNUITY PAYMENTS

     We calculate the amount of each annuity payment using the Annuity Tables published in the Contract. Those tables are based on the 1983 Individual Annuitant Mortality Table A projected four years with interest credited at 4% per annum. One year will be deducted from the attained age of the Annuitant for every three completed years beyond the year 1987. If, at the time you select an annuity option, we offer options or rates more favorable that those guaranteed, the higher benefits will apply.

     We will make the first annuity payment one month after the Annuity Commencement Date. We will make subsequent payments according to the payment mode you select. We reserve the right to pay the Net Account Value in a lump sum if it is less than $5,000, and to change the frequency of your annuity payments if at any time the annuity payment is less than our current minimum payment amount.

     As a condition for making the first annuity payment, we may require proof of the Annuitant's age and gender. As a condition for continuing to make annuity payments that are based on the life of an Annuitant, we may also require proof at any time that an Annuitant is still living. You cannot surrender this Contract after annuity payments begin.


DEATH OF THE OWNER OR ANNUITANT AFTER THE ANNUITY COMMENCEMENT DATE

     If any Owner or Annuitant dies on or after the Annuity Commencement Date and before all the annuity payments have been made, we will distribute any remaining payments at least as rapidly as under the annuity option in effect on the date of death. After the death of an Annuitant, we will make any remaining payments to the Beneficiary unless you specified otherwise before the Annuitant died.

                           INVESTMENTS BY PROTECTIVE

     Protective's investment philosophy is to maintain a portfolio that is matched to its liabilities with respect to yield, risk, and cash flow characteristics. The types of assets in which Protective may invest are governed by state laws which prescribe qualified investment assets. Within the parameters of these laws, Protective invests its assets giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities, and the composition of the investment portfolio by asset type and credit exposure. Because liquidity is important, Protective continually balances maturity against yield and quality considerations in selecting new investments.

     In establishing Guaranteed Interest Rates, Protective intends to take into account the yields available on the instruments in which it intends to invest the proceeds from the Contracts. (See "Guaranteed Interest Rates," on page 8.) Protective's investment strategy with respect to the proceeds attributable to the Contracts will be to primarily invest in investment-grade debt instruments having durations tending to match the applicable Guaranteed Periods. It is anticipated that some portion of the portfolio will be invested in mortgages. Protective may also invest in lower than investment-grade issues, depending upon relative spreads in the capital markets.

     Investment-grade debt instruments in which Protective intends to invest the proceeds from the Contracts include:

       Securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government.

       Mortgage-backed and corporate debt securities which have an investment grade, at the time of purchase, within the four highest-grades assigned by Moody's Investors Service, Inc. (Aaa, Aa, A, Baa), Standard & Poor's Corporation ("S&P") (AAA, AA, A, or BBB) or any other nationally recognized rating service. Protective considers bonds rated Baa or higher by Moody's or BBB or higher by S&P to be investment grade. At December 31, 1997, 96.9% of bonds in which Protective invests were considered investment grade; 32.6% of these bonds were rated Baa or BBB.

     Mortgage-backed securities are based upon residential mortgages which have been pooled into securities. Mortgage-backed securities may have greater cash flow volatility as a result of the pass-through of prepayments of principal on the underlying loans. Prepayments of principal on the underlying residential loans can be expected to accelerate with decreases in interest rates and diminish with increases in interest rates.

     Debt obligations which have a Moody's or Standard & Poor's rating below investment-grade may comprise a portion of the portfolio. Risks associated with investments in less than investment-grade debt obligations may be significantly higher than risks associated with investments in debt securities rated investment-grade. Risk of loss upon default by the borrower is significantly greater with respect to such debt obligations than with other debt securities because these obligations may be unsecured or subordinated to other creditors. Additionally, there is often a thinly traded market for such securities and current market quotations are frequently not available for some of these securities. Issuers of less than investment-grade debt obligations usually have higher levels of indebtedness and are more sensitive to adverse economic conditions, such as recession or increasing interest rates, than investment-grade issuers. Protective carefully selects, and closely monitors, such investments. Fixed maturity securities rated BBB may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturity securities.


     Protective's primary mortgage lending emphasis for the past twenty years has been on strip shopping centers located in smaller towns and anchored by one or more strong regional or national retail stores. The anchor tenants enter into long-term noncancelable leases with Protective's borrowers. The centers provide the basic necessities of life such as food, pharmaceuticals, and clothing, and are relatively insensitive to changes in economic conditions. Protective also makes loans on credit-oriented commercial properties. In the twenty years that Protective has implemented its mortgage loan strategy, it has had no significant loss of principal on mortgages it has originated. Protective carefully selects, and closely monitors, such investments.

     The federal government or its instrumentalities does not guarantee the Contracts. Protective backs the guarantees associated with the Contracts.

     While the foregoing generally describes our investment strategy with respect to the proceeds attributable to the Contracts, we are not obligated to invest the proceeds attributable to the Contracts according to any particular strategy, except as may be required by the insurance laws of Tennessee and other states.


                           OTHER CONTRACT PROVISIONS

NON-PARTICIPATING

     The Contract does not share in our surplus or profits and does not pay dividends.


NOTICE

     All instructions and requests to change or assign a Contract must be in a written form acceptable to us and signed by the Owner. The instruction, change or assignment will relate back to and take effect on the date it was signed, but we will not be responsible for following any instruction or making any change or assignment before we receive it and acknowledge it through our Administrative Office. Send correspondence to: Investment Products Services, P.
O. Box 10648, Birmingham, Alabama 35202-0648.


REPORTS

     At least once each year, we will send you a report showing the current Account Value, Sub-Account values, interest credited and any other information required by law.


TRANSACTIONS AND MODIFICATION OF THE CONTRACT

     Currently, you must make any request for a change or transaction under your Contract in writing and on a form acceptable to Protective Life. Changes and transactions under your Contract include actions such as making additional Annuity Deposits, requesting surrenders or interest withdrawals, changing the Annuity Commencement Date; annuity option; or Annuitant, or making a death benefit claim. No one is authorized to modify or waive any term or provision of the Contract unless we agree and unless it is signed by our President, Vice-President or Secretary. We reserve the right to change or modify the provisions of the Contract to conform to any applicable laws, rules or regulations issued by a government agency, or to assure the Contract continues to qualify as an annuity under the Internal Revenue Code. We will send you a copy of any endorsement that modifies your Contract and will obtain all necessary approvals including, where required, that of the Owner.


ASSIGNMENT OF A CONTRACT

     You have the right to assign a Contract if it is permitted by applicable law. Generally, you do not have the right to assign a qualified Contract. We do not assume responsibility for any assignment. Any claim made under an assignment is subject to proof of the nature and extent of the assignee's interest before we make a payment. Assignments have federal income tax consequences. An assignment may result in the Owner recognizing taxable income. (See, "Federal Tax Matters," page 18.)


FACILITY OF PAYMENT

     If the Annuitant or Beneficiary is incapable of giving a valid receipt for any payment, we may make payment to whomever has assumed his or her care and principal support. Any such payment shall fully discharge us to the extent of that payment.


PROTECTION OF PROCEEDS

     To the extent permitted by law, no benefits payable under a Contract will be subject to the claims of creditors of any payee.


ERROR IN AGE OR GENDER

     When a Contract benefit depends upon any person's age or gender, we may require proof of such. We may suspend the benefit until we receive that proof. When we receive satisfactory proof, we will make any payments that were due during the period of suspension. Where the use of unisex mortality rates is required, we will not determine or adjust benefits based on gender.

     If, after we receive proof of age and gender (where applicable), we determine that the information you furnished to us was not correct, we will adjust the benefits under your Contract to that which would have been due based upon the correct information. If we underpaid a benefit because of the error, we will make up the underpayment in a lump sum. If the error resulted in an overpayment, we will deduct the amount of the overpayment from any current or future payment due under the Contract. We will deduct up to the full amount of any current or future payment until the overpayment has been fully repaid. Underpayments and overpayments will bear interest at an annual effective rate of 3%.


                         DISTRIBUTION OF THE CONTRACTS

     Investment Distributors, Inc., ("IDI") is the principal underwriter for the Contracts and has agreed to use its best efforts to distribute them. IDI is registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934. It is a member of the National Association of Securities Dealers ("NASD"). IDI is a wholly owned subsidiary of Protective Life Corporation, which is the parent corporation of Protective Life Insurance Company.

     IDI enters into distribution agreements with other broker-dealers registered under the Securities Exchange Act of 1934. These broker-dealers offer the Contracts to individuals and groups who have established accounts with them. IDI may also offer the Contracts to members of certain other eligible groups or other eligible individuals.

     Unless forbidden by law, we pay a commission on each Annuity Deposit and on the Sub-Account Value transferred to a subsequent Guaranteed Period. The maximum commission we will pay is 7%.


                              FEDERAL TAX MATTERS

INTRODUCTION

     The following discussion of the federal income tax treatment of the Contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contracts is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

     This discussion does not address state or local tax consequences associated with the purchase of the Contracts. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.


THE COMPANY'S TAX STATUS

     The Company is taxed as a life insurance company under Subchapter L of the Code. The assets underlying the Contracts will be owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.


TAXATION OF ANNUITIES IN GENERAL

     TAX DEFERRAL DURING ACCUMULATION PERIOD

     Under existing provisions of the Code (and except as described below), the Contracts should be treated as annuities and any increase in a Participant's Account Value is generally not taxable to the Participant or Annuitant until received, either in the form of Annuity payments as contemplated by the Contracts, or in some other form of distribution.

     As a general rule, Contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuities for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Participant during the taxable year. There are several exceptions to this general rule for Contracts held by non-natural persons. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. Thus, if a group Contract is held by a trust or other entity as an agent for Certificate owners who are individuals, those individuals should be treated as owning an annuity for federal income tax purposes. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

     In addition, exceptions to the general rule for non-natural Contract owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) Contracts issued in connection with certain Qualified Plans, (3) Contracts purchased by employers upon the termination of certain Qualified Plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

     If the Contract's Annuity Commencement Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, E.G., past age 85, it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the Participant would be taxable currently on the annual increase in the Account Value.

     The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.


     TAXATION OF INTEREST WITHDRAWALS AND PARTIAL AND FULL SURRENDERS

     In the case of an interest withdrawal or partial surrender, amounts received generally are includible in income to the extent the Participant's Account Value before the withdrawal or partial surrender exceeds his or her "investment in the contract." In the case of a full surrender, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes the investment in the contract at any time equals the premiums paid under the Contract (to the extent such premium payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not included in income.

     Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the Account Value is treated as a withdrawal of such amount or portion. The investment in the contract is increased by the amount includible as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If a Participant transfers a Contract without adequate consideration to a person other than the Participant's spouse (or to a former spouse incident to divorce), the Participant will be taxed on the difference between his or her Account Value and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

     There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any interest withdrawal, partial surrender, or transfer without adequate consideration. Congress has given the Internal Revenue Service ("IRS") regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations.


     TAXATION OF ANNUITY PAYMENTS

     Normally, the portion of each Annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of Annuity payments for the term of the Contract (determined under Treasury Department regulations).

     Once the total amount of the investment in the contract is excluded using this ratio, Annuity payments will be fully taxable. If Annuity payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the Annuitant in his last taxable year.

     There may be special income tax issues present in situations where the Participant and the Annuitant are not the same person and are not married to one another. A tax advisor should be consulted in these situations.


     TAXATION OF DEATH BENEFIT PROCEEDS

     Prior to the Annuity Commencement Date, amounts may be distributed from a Contract because of the death of a Participant or, in certain circumstances, the death of the Annuitant. Such Death Benefit proceeds are includible in income as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender, as described above, or (2) if distributed under an Annuity option, they are taxed in the same manner as Annuity payments, as described above. After the Annuity Commencement Date, where a guaranteed period exists under an Annuity option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows: (1) if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the Contract at that time, or (2) if distributed in accordance with the existing Annuity option selected, they are fully excludable from income until the remaining investment in the Contract is deemed to be recovered, and all Annuity payments thereafter are fully includible in income.

     Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding, page 23.) In addition, in the case of such proceeds from certain Qualified Contracts, mandatory withholding requirements may apply, unless a "direct rollover" of such proceeds is made. (See "Direct Rollover Rules, page 23.)


     PENALTY TAX ON PREMATURE DISTRIBUTIONS

     Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract unless the payment is: (a) received on or after the Participant reaches age 59 1/2; (b) attributable to the Participant becoming disabled (as defined in the tax law); (c) made on or after the death of the Owner or, if a Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law); (d) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or (e) made under a Contract purchased with a single premium when the Annuity Commencement Date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the Annuity period. (Similar rules, described below, generally apply in the case of Qualified Contracts.)


     AGGREGATION OF CONTRACTS

     In certain circumstances, the IRS may determine the amount of an Annuity payment or a withdrawal or surrender from a Contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a Qualified Plan. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including interest withdrawals and surrenders prior to the Annuity Commencement Date) is includible in income. The effects of such aggregation are not clear; however, it could affect the time when income is taxable and the amount which might be subject to the 10% penalty tax described above.


 LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS

     In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, a portion of otherwise deductible interest may no longer be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that is received or accrued by the Participant during the taxable year. Entities that are considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax advisor.


QUALIFIED RETIREMENT PLANS

     IN GENERAL

     The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Those who are considering the purchase of a Contract for use in connection with a Qualified Plan should consider, in evaluating the suitability of the Contract, that the Contract requires an Annuity Deposit of at least $10,000. Numerous special tax rules apply to participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, no attempt is made in this prospectus to provide more than general information about the use of the Contracts with the various types of Qualified Plans.

     The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, both the amount of the contribution that may be made, and the tax deduction or exclusion that the Participant may claim for such contribution, are limited under Qualified Plans and vary with the type of plan. Also, in the case of interest withdrawals, full and partial surrenders, and Annuity payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable.

     If a Contract is issued in connection with a Qualified Plan, the Owner and the Annuitant must be the same person. Additionally, for Contracts issued in connection with Qualified Plans subject to the Employee Retirement Income Security Act, the spouse or ex-spouse of the Owner will have rights in the Contract. In such a case, the Owner may need the consent of the spouse or ex-spouse to change annuity options, elect an interest withdrawal, or make a partial or full surrender of the Contract.

     In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts or Annuities ("IRAs"), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.

     There is also a 10% penalty tax on the taxable amount of any payment from certain Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment (a) received on or after the Participant reaches age 59 1/2, (b) received on or after the Participant's death or because of the Participant's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Participant or for the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the Participant has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor.

     When issued in connection with a Qualified Plan, a Contract will be amended as generally necessary to conform to the requirements of the plan. However, Participants, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

     Following are brief descriptions of various types of Qualified Plans in connection with which Protective will generally issue a Contract.

     INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." IRAs are subject to limits on the amounts that may be contributed, the persons who may be eligible and on the time when distributions may commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), distributions from certain Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not, however, be used in connection with an "Education IRA" under Section 530 of the Code, a "Simplified Employee Pension" under
Section 408(k) of the Code, or as a "SIMPLE IRA" under Section 408(p) of the Code.

     ROTH IRAS. Section 408A of the Internal Revenue Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.

     A qualified distributions is a distribution that satisfies two requirements:

    o First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution was made to any Roth IRA established for the Owner.

    o Second, the distribution must be either:

      1) made after the Owner reaches age 59 1/2;
      2) made after the Owner's death;
      3) attributable to the Owner being disabled; or
      4) a qualified first-time homebuyer distribution within the meaning of
         Section 72(t)(2)(F) of the Internal Revenue Code.

     In addition, distributions from Roth IRAs need not commence when the Owner reaches age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from a non-Roth IRA, but a Roth IRA may not accept rollover contributions from other Qualified Plans. The state tax treatment of a Roth IRA may differ from federal income tax treatment of a Roth IRA.

     CORPORATE AND SELF-EMPLOYED ("H.R. 10" AND "KEOGH") PENSION AND PROFIT-SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. Employers intending to use the Contract in connection with such plans should seek competent advice.

     TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the Contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts.
Section 403(b) Policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1988. These amounts can be paid only if the employee has reached age

59 1/2, separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon can not be distributed on account of hardship. (These limitations on withdrawals do not apply to the extent the Company is directed to transfer some or all of the Account Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)


     DIRECT ROLLOVER RULES

     In the case of Contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) Tax-Sheltered annuity, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) Tax-Sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

     Under these requirements, withholding at a rate of 20 percent will be imposed on any eligible rollover distribution. In addition, the participant in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20 percent withholding will not apply if, instead of receiving the eligible rollover distribution, the participant elects to have amounts directly transferred to certain Qualified Plans (such as to an Individual Retirement Annuity). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.


FEDERAL INCOME TAX WITHHOLDING

     The Company will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Protective may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic Annuity payments (other than the eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the Annuity Commencement Date and conversions of, or rollovers from, non-Roth IRAs to Roth
IRAs) is 10%. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

                       PROTECTIVE LIFE INSURANCE COMPANY
                          [TO BE FILED BY AMENDMENT]

BUSINESS

  LIFE INSURANCE

     ACQUISITIONS DIVISION

     INDIVIDUAL LIFE DIVISION

     WEST COAST DIVISION

  SPECIALTY INSURANCE PRODUCTS

     DENTAL AND CONSUMER BENEFITS DIVISION

     FINANCIAL INSTITUTIONS DIVISION

  RETIREMENT SAVINGS AND INVESTMENT PRODUCTS

     GUARANTEED INVESTMENT CONTRACTS DIVISION

     INVESTMENT PRODUCTS DIVISION

  CORPORATE AND OTHER

SELECTED FINANCIAL DATA

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  RESULTS OF OPERATIONS

     PREMIUMS AND POLICY FEES

     NET INVESTMENT INCOME

     REALIZED INVESTMENT GAINS (LOSSES)

     OTHER INCOME

     INCOME BEFORE INCOME TAX

     INCOME TAX EXPENSE

     NET INCOME

     KNOWN TRENDS AND UNCERTAINTIES

  RECENTLY ISSUED ACCOUNTING STANDARDS

  LIQUIDITY AND CAPITAL RESOURCES

  IMPACT OF INFLATION

INSURANCE IN FORCE

UNDERWRITING

INVESTMENTS

INDEMNITY REINSURANCE

POLICY LIABILITIES AND ACCRUALS

FEDERAL INCOME TAX CONSEQUENCES

COMPETITION

REGULATION

RECENT DEVELOPMENTS

EMPLOYEES

PROPERTIES

                       DIRECTORS AND EXECUTIVE OFFICERS
                          [TO BE FILED BY AMENDMENT]


                             EXECUTIVE COMPENSATION
                          [TO BE FILED BY AMENDMENT]


                           SUMMARY COMPENSATION TABLE
                          [TO BE FILED BY AMENDMENT]


                      AGGREGATED FY-END OPTION/SAR VALUES
                          [TO BE FILED BY AMENDMENT]


                                  PENSION PLAN

                               PENSION PLAN TABLE


                          [TO BE FILED BY AMENDMENT]


                      EMPLOYMENT CONTINUATION AGREEMENTS
                          [TO BE FILED BY AMENDMENT]

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

MANAGEMENT OWNERSHIP OF PLC STOCK


                             CERTAIN TRANSACTIONS
                          [TO BE FILED BY AMENDMENT]


                               LEGAL PROCEEDINGS
                          [TO BE FILED BY AMENDMENT]


                                    EXPERTS
                          [TO BE FILED BY AMENDMENT]


                                 LEGAL MATTERS
                          [TO BE FILED BY AMENDMENT]


                            REGISTRATION STATEMENT
                          [TO BE FILED BY AMENDMENT]

                                  APPENDIX A


                         MATTERS RELATING TO CONTRACTS
               OFFERED IN CERTAIN STATES AFTER SEPTEMBER 10, 1991
                            AND PRIOR TO MAY 1, 1996

     THE FOLLOWING SECTIONS DESCRIBE CONTRACTS OFFERED AFTER SEPTEMBER 10, 1991 AND BEFORE MAY 1, 1996. THE FOLLOWING DESCRIPTIONS OF CERTAIN PROVISIONS SHOULD BE SUBSTITUTED IN THEIR ENTIRETY FOR THE RELATED TERMS AND DESCRIPTIONS FOUND ELSEWHERE IN THIS PROSPECTUS. THE PAGE REFERENCES LISTED BELOW INDICATE WHERE IN THE PROSPECTUS THE SUBSTITUTED DESCRIPTIONS CAN BE FOUND. REFER TO YOUR CONTRACT FOR COMPLETE DETAILS OF THESE PROVISIONS.

SUMMARY (PAGE 4)

     The paragraphs in the Summary describing the guaranteed Death Benefit, Market Value Adjustment, and Surrender Charge should be revised as follows:

HOW IS THE SURRENDER CHARGE           The surrender charge applies during the
CALCULATED?                           first seven years of each Guaranteed
                                      Period. If the Guaranteed Period is seven years or less, a surrender charge will apply for the entire Guaranteed Period.
                                      The surrender charge is equal to six
                                      months of interest on the amount you
                                      withdraw from a Sub-Account. The total
                                      surrender charges for a Guaranteed Period will never exceed six months' interest on the amount of the Annuity Deposit or Sub-
                                      Account value you allocated to the
                                      Guaranteed Period. (See "Surrender
                                      Charges," page 11.)

WHAT IS A MARKET VALUE ADJUSTMENT?    The Market Value Adjustment is the amount
                                      we deduct from or add to the Sub-Account value when you request a surrender before the end of the Sub-Account's Guaranteed
                                      Period. The Market Value Adjustment
                                      reflects the relationship between 1) the Guaranteed Interest Rate that we are currently offering for a Guaranteed
                                      Period equal to the time remaining in
                                      your Guaranteed Period at the time you
                                      request a full or partial surrender, and
                                      2) the Guaranteed Interest Rate being
                                      applied to the Sub-Account from which you are requesting a full or partial surrender. (See "Market Value
                                      Adjustment," page 11.)

DOES THE CONTRACT PROVIDE A DEATH     If any Owner dies while the Contract
BENEFIT?                              is in force and before the Annuity
                                      Commencement Date, we will pay a
                                      guaranteed Death Benefit, less any
                                      applicable premium tax, to any surviving
                                      Owner.

                                      If there is no surviving Owner, we will
                                      pay the guaranteed Death Benefit to the
                                      Beneficiary that the Owner has named. The
                                      Beneficiary will have 60 days from the
                                      date of death to exercise this right to
                                      the guaranteed Death Benefit. If the
                                      Beneficiary has not exercised this right within 60 days, we will treat any payments as a surrender request subject to the surrender charge and Market Value Adjustment.

                                      The guaranteed Death Benefit will be
                                      equal to the Account Value of your
                                      Contract. If applicable, we will total
                                      the Death Benefits for all of your
                                      Guaranteed Periods to determine the
                                      amount of your guaranteed Death Benefit.
                                      (See "Death Benefit," page 13.)

PARTIES TO THE CONTRACT (PAGE 6)

     BENEFICIARY: The person named under the Contract to receive the Death Benefit upon the Death of any Owner is the primary Beneficiary. If an Owner dies, the surviving Owner, if any, will always be the primary Beneficiary, regardless of whom the Contract may designate. A contingent Beneficiary is the person named in the Contract to receive the Death Benefit if the primary Beneficiary is not living at the time of the Owner's death.

     If no Beneficiary designation is in effect or if no Beneficiary is living at the time of an Owner's death, the Beneficiary will be the estate of the deceased Owner.

     Unless designated irrevocably, you may change Beneficiaries at any time by sending a written request to our Administrative Office. If you have designated a Beneficiary irrevocably, that Beneficiary's written consent is necessary before you can change the Beneficiary or exercise certain other rights.


ISSUING A CONTRACT (PAGE 7, FIRST PARAGRAPH)

     You purchase a Contract by completing an application and making an Annuity Deposit of at least $5,000. After we issue the Contract, you may make additional Annuity Deposits of at least $5,000. We must pre-approve any Annuity Deposits of less than $5,000. You cannot make additional Annuity Deposits in the states of California, Minnesota, South Carolina or Michigan. Regardless of how many Annuity Deposits you make, we will issue only one Contract. We have the right to decline any Annuity Deposit or any application. When we sell Contracts to retirement plans or in connection with retirement plans, those retirement plans may or may not qualify for special tax treatment under the Internal Revenue Code.


GUARANTEED PERIOD AND SUB-ACCOUNTS

     SELECTING A SUBSEQUENT GUARANTEE PERIOD (PAGE 8)

     To apply the ending Sub-Account value to one or more subsequent Guaranteed Periods that you select, you must give us written instructions to this effect no later than 10 days after the end of the expiring Guaranteed Period. You may select a subsequent Guaranteed Period only from Guaranteed Periods we are offering at the time you make your selection. Any subsequent Guaranteed Period may not extend past the Annuity Commencement Date for your Contract. At least $5,000 must be allocated to any subsequent Guaranteed Period.


     AUTOMATIC SUBSEQUENT GUARANTEED PERIODS (PAGE 8)

     If you do not instruct us otherwise under the first or second options described above, a subsequent Guaranteed Period will automatically begin when the prior Guaranteed Period ends. Your ending Sub-Account value will become the beginning Sub-Account value for the subsequent Guaranteed Period. The Subsequent Guaranteed Period will be the longest Guaranteed Period we offer that is not longer than the Guaranteed Period that just ended, and does not extend past the Annuity Commencement Date. You must allocate at least $5,000 to any subsequent Guaranteed Period.


SURRENDERS

     SURRENDERS AND PARTIAL SURRENDERS (PAGE 10, FIRST PARAGRAPH)

     You may surrender your entire Contract at any time. You may surrender part of the Contract if the value of each remaining Sub-Account is at least $5,000 after the surrender.


SURRENDER CHARGES (PAGE 11)

     Surrenders and partial surrenders may be subject to a surrender charge. Generally, we assess a surrender charge if you take a surrender during the first seven years of any Guarantee Period. The surrender charge is equal to six months of interest on the amount you surrender from a Sub-Account. The total surrender charges for a Guaranteed Period will never exceed six months' interest on the amount of the Annuity Deposit or Sub-Account value you allocated to the Guaranteed Period. We will compute this interest at the same rate we are crediting the Sub-Account from which you make a surrender. We will deduct the surrender charge from the amount you have chosen to surrender.

     We do not apply the surrender charge after the first seven years of a Guaranteed Period or from any amount available as an interest withdrawal. Also, we do not apply a surrender charge to surrenders you request at the end of a Guaranteed Period provided that we receive your written request, in a form we deem acceptable, within twenty days prior to the end of the Guaranteed Period.

     If we receive your request for a surrender prior to the end of a Guaranteed Period, we will calculate the surrender value, as of the date of the surrender, as follows:

                             [(A x B) - SC] where:

     A   = the Sub-Account value of the Sub-Account from which you request a surrender

     B   = the Market Value Adjustment

     SC  = the surrender charge plus any premium taxes, if applicable

     On the date we receive your request, we will inform you of the amounts available for you to surrender. Any surrender may be subject to federal and state income tax and, in some cases, premium taxes.

     Because a Guaranteed Period cannot extend past the Annuity Commencement Date, we will not deduct a surrender charge or Market Value Adjustment if you use your Net Account value to purchase an Annuity on the Annuity Commencement Date.


     WAIVER OF SURRENDER CHARGES (PAGE 11)

     We will waive any applicable surrender charge if you meet any of the following conditions after the first year of the Contract:

  1) You enter, for a period of at least 90 days, a facility that is licensed by the state and qualifies as a skilled nursing home facility under Medicare or Medicaid.

  2) A physician who is not related to you or the Annuitant diagnoses you as having a terminal illness as the term is defined in your Contract. You must submit to us written proof of this illness that we deem satisfactory and we reserve the right to require an examination by a physician of our choice to confirm your terminal illness.

     If we waive your surrender charge, we will still impose a Market Value Adjustment where applicable. Our waiver of surrender charges is not available in all states due to applicable insurance laws.


MARKET VALUE ADJUSTMENT (PAGE 11)

     We will apply a Market Value Adjustment if your request a surrender before the end of a Sub-Account's Guaranteed Period. The Market Value Adjustment may increase or decrease the amount you receive from a surrender. Like the surrender charge, we calculate the Market Value Adjustment separately for each Sub-Account. The Market Value Adjustment is applied to the surrendered Sub-Account value, less any amount available as an interest withdrawal from interest earned during the prior Contract year, before we deduct any surrender charge. We will include the Market Value Adjustment in the amount we deduct from your Sub-Account to satisfy your surrender request. The formula we use to determine the Market Value Adjustment is:

                          (1+g / 1+c) x (N/12) where:

  g = The Guaranteed Interest Rate in effect for the current Guaranteed
      Period expressed as a decimal (e.g., 1% = .01).

  C = The current Guaranteed Interest Rate we offer for a Guaranteed Period that has a duration equal to the number of months left before the end of the Guaranteed Period from which you are making the surrender.

  N = The number of months remaining in your Guaranteed Period as of the date you request a surrender.

     The Market Value Adjustment reflects the relationship between 1) the current Guaranteed Interest Rate we offer for a Guaranteed Period equal in duration to the amount of time left in the surrendered Guaranteed Period, and
2) the Guaranteed Interest Rate we are applying to the Guaranteed Period from which you are making a surrender.

     Generally, if your Guaranteed Interest Rate is lower than the one we offer for Guaranteed Period equal to the time remaining in your Guaranteed Period, the Market Value Adjustment may produce a surrender value that is less than the sum of the portion of your Annuity Deposit being surrendered plus the interest it has earned. Similarly, if your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment may increase your surrender value beyond the sum of the portion of your Annuity Deposit being surrendered plus the interest it has earned.

     Because we base current Guaranteed Interest Rates in part upon the investment yields that are available to us, the effect of the Market Value Adjustment will be related to those yields. Therefore, if these yields increase from the time, you purchase your Contract, it is possible that the Market Value Adjustment, coupled with the surrender charge and any premium tax, could produce a full surrender value for your Contract that is less than the total of your Annuity Deposits.


DETERMINING THE DEATH BENEFIT (PAGE 14)

     We will calculate the guaranteed Death Benefit as of the date of an Owner's death. The guaranteed Death Benefit will be equal to the Account Value less applicable premium taxes.

ANNUITY OPTIONS (PAGE 15)

     On the Annuity Commencement Date we will apply part or all of the Net Account Value to the annuity option you have selected. If you have not selected an annuity option, we will apply your Net Account Value to Option 2 - Life Income with Payments for a 10-Year Guaranteed Period. You may select from the following annuity options. For Qualified Contracts, annuity options may apply with certain restrictions.
   o OPTION 1 - PAYMENT FOR A FIXED PERIOD
     We will make equal monthly payments for any period not less than five years and not more than 30 years. The amount of each payment depends upon the total amount applied, the period selected and the monthly payment rates we are using when the annuity payments are determined.
   o OPTION 2 - LIFE INCOME WITH PAYMENTS FOR A GUARANTEED PERIOD
     We will make equal monthly payments based on the life of the named Annuitant or Annuitants. Payments will continue for the lifetime of the Annuitant or Annuitants with payments guaranteed for either 10 or 20 years. Payments will stop at the end of the selected guaranteed period or when the Annuitant dies, whichever is later.
   o OPTION 3 - PAYMENTS FOR A FIXED AMOUNT
     We will make equal monthly payments for a fixed amount. The amount of each payment may not be less than $10 for each $1,000 of Net Account Value applied to the annuity option. Each month we will credit interest on the unpaid balance and add that interest to it. We will set the interest rate in our sole discretion, but it will not be less than an annual effective interest rate of 4%. Payments will continue until the amount we hold runs out. The last payment will be for the balance only.
   o OPTION 4 - PURCHASE OF OTHER ANNUITIES
     The total amount you apply is used to purchase any kind of annuity we issue on the date this option is selected.

     The dollar amount of monthly payments for every $1,000 you apply to each available annuity option is calculated in accordance with annuity tables set forth in the Contract. We base these tables on the 1983 Individual Annuity Mortality Table A projected four years with interest at 4% per year.


TAXATION OF ANNUITIES IN GENERAL

 LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS (PAGE 20)

     In order to that they may be treated as annuity contracts for federal tax purposes, section 72(s) of the Internal Revenue Code requires that Contracts held by persons other than individuals (other than Contracts issued in connection with certain qualified plans) contain certain provisions relating to distributions upon the death of an Annuitant. Certain Contracts do not contain these provisions. The income under such Contracts is taxable as it accrues. We issue Form 1099s with respect to such Contracts.

                                  APPENDIX B


                         MATTERS RELATING TO CONTRACTS
                           OFFERED IN CERTAIN STATES
                          PRIOR TO SEPTEMBER 10, 1991

     THE FOLLOWING SECTIONS DESCRIBE CONTRACTS WITH A CERTIFICATE DATE PRIOR TO SEPTEMBER 10, 1991, AND CERTAIN CONTRACTS WITH A CERTIFICATE DATE AFTER THAT DATE. THE CONTRACTS CONTAIN PROVISIONS THAT DIFFER FROM THOSE DESCRIBED IN THIS PROSPECTUS. IN PARTICULAR, SURRENDER CHARGE, DEATH BENEFIT, AND CERTAIN ANNUITY BENEFIT PROVISIONS MAY BE DIFFERENT. REFER TO YOUR CONTRACT FOR COMPLETE DETAILS OF THESE PROVISIONS. THE FOLLOWING DESCRIPTIONS OF CERTAIN PROVISIONS SHOULD BE SUBSTITUTED IN THEIR ENTIRETY FOR THE RELATED TERMS AND DESCRIPTIONS FOUND ELSEWHERE IN THIS PROSPECTUS. THE PAGE REFERENCES LISTED BELOW INDICATE WHERE IN THE PROSPECTUS THE SUBSTITUTED DESCRIPTIONS CAN BE FOUND.

SUMMARY (PAGE 4)

     The paragraphs in the Summary describing the guaranteed Death Benefit, Market Value Adjustment, and Surrender Charge should be revised as follows:

HOW IS THE SURRENDER CHARGE           The surrender charge applies during the
CALCULATED?                           first seven years of each Guaranteed
                                      Period. If the Guaranteed Period is seven years or less, a surrender charge will apply for the entire Guaranteed Period.
                                      The surrender charge is equal to six
                                      months of interest on the amount you
                                      withdraw from a Sub-Account. The total
                                      surrender charges for a Guaranteed Period will never exceed six months' interest on the amount of the Annuity Deposit or Sub-
                                      Account value you allocated to the
                                      Guaranteed Period. (See "Surrender
                                      Charge," page 11.)


WHAT IS A MARKET VALUE ADJUSTMENT?    The Market Value Adjustment is the amount
                                      we deduct from or add to the Sub-Account value when you request a surrender before the end of the Sub-Account's Guaranteed
                                      Period. The Market Value Adjustment
                                      reflects the relationship between 1) the Guaranteed Interest Rate that we are currently offering for a Guaranteed
                                      Period equal to the time remaining in
                                      your Guaranteed Period at the time you
                                      request a full or partial surrender, and
                                      2) the Guaranteed Interest Rate being
                                      applied to the Sub-Account from which you are requesting a full or partial surrender. (See, "Market Value
                                      Adjustment," page 11.)

DOES THE CONTRACT PROVIDE A DEATH     If any Owner dies while the Contract
BENEFIT?                              is in force and before the Annuity
                                      Commencement Date, we will pay a
                                      guaranteed Death Benefit, less any
                                      applicable premium tax, to any surviving
                                      Owner.

                                      If there is no surviving Owner, we will
                                      pay the guaranteed Death Benefit to the
                                      Beneficiary as determined under the
                                      provisions of the Contract. If the named
                                      Beneficiary under the Contract is the
                                      spouse of the Owner and the Annuitant is living, the spouse may elect, in lieu of a Death Benefit, to become the Owner and continue the Contract.

                                      The guaranteed Death Benefit will be
                                      equal to the Account Value of your
                                      Contract. If applicable, we will total
                                      the Death Benefits for all of your
                                      Guaranteed Periods to determine the
                                      amount of your guaranteed Death Benefit.
                                      (See "Death Benefit," page 13.)

PARTIES TO THE CONTRACT (PAGE 6)

     BENEFICIARY: The person named under the Contract to receive the Death Benefit upon the Death of any Owner or Annuitant, as applicable, is the primary Beneficiary. If an Owner dies, the surviving Owner, if any, will always be the primary Beneficiary, regardless of whom the Contract may designate. A contingent Beneficiary is the person named in the Contract to receive the Death Benefit if the primary Beneficiary is not living at the time of the Owner's death.

     If no Beneficiary designation is in effect or if no Beneficiary is living at the time of an Owner's death, the Beneficiary will be the estate of the deceased Owner.

     Unless designated irrevocably, you may change Beneficiaries at any time by sending a written request to our Administrative Office. If you have designated a Beneficiary irrevocably, that Beneficiary's written consent is necessary before you can change the Beneficiary or exercise certain other rights.


ISSUING A CONTRACT (PAGE 7, FIRST PARAGRAPH)

     You purchase a Contract by completing an application and making an Annuity Deposit of at least $5,000. After we issue the Contract, you may make additional Annuity Deposits of at least $5,000. We must pre-approve any Annuity Deposits of less than $5,000. Regardless of how many Annuity Deposits you make, we will issue only one Contract. We have the right to decline any Annuity Deposit or any application. When we sell Contracts to retirement plans or in connection with retirement plans, those retirement plans may or may not qualify for special tax treatment under the Internal Revenue Code.


GUARANTEED PERIODS AND SUB-ACCOUNTS

     SELECTING A SUBSEQUENT GUARANTEE PERIOD (PAGE 8)

     To apply the ending Sub-Account value to one or more subsequent Guaranteed Periods that you select, you must give us written instructions to this effect no later than 10 days after the end of the expiring Guaranteed Period. You may select a subsequent Guaranteed Period only from Guaranteed Periods we are offering at the time you make your selection. Any subsequent Guaranteed Period may not extend past the Annuity Commencement Date for your Contract. At least $5,000 must be allocated to any subsequent Guaranteed Period.


     AUTOMATIC SUBSEQUENT GUARANTEED PERIODS (PAGE 8)

     If you do not instruct us otherwise under the first or second options described above, a subsequent Guaranteed Period will automatically begin when the prior Guaranteed Period ends. Your ending Sub-Account value will become the beginning Sub-Account value for the subsequent Guaranteed Period. The Subsequent Guaranteed Period will be the longest Guaranteed Period we offer that is not longer than the Guaranteed Period that just ended, and does not extend past the Annuity Commencement Date. You must allocate at least $5,000 to any subsequent Guaranteed Period.


SURRENDERS

     SURRENDERS AND PARTIAL SURRENDERS (PAGE 10, FIRST PARAGRAPH)

     You may surrender your entire Contract at any time. You may surrender part of the Contract if the value of each remaining Sub-Account is at least $5,000 after the surrender.


SURRENDER CHARGES (PAGE 11)

     Surrenders and partial surrenders may be subject to a surrender charge. Generally, we assess a surrender charge if you take a surrender during the first seven years of any Guarantee Period. The surrender charge is equal to six months of interest on the amount you surrender from a Sub-Account. The total surrender charges for a Guaranteed Period will never exceed six months' interest on the amount of the Annuity Deposit or Sub-Account value you allocated to the Guaranteed Period. We will compute this interest at the same rate we are crediting the Sub-Account from which you make a surrender. We will deduct the surrender charge from the amount you have chosen to surrender.

     We do not apply the surrender charge after the first seven years of a Guaranteed Period or from any amount available as an interest withdrawal. Also, we do not apply a surrender charge to surrenders you request at the end of a Guaranteed Period provided that we receive your written request, in a form we deem acceptable, within twenty days prior to the end of the Guaranteed Period.

     If we receive your request for a surrender prior to the end of a Guaranteed Period, we will calculate the surrender value, as of the date of the surrender, as follows:

                             [(A x B) - SC] where:

     A  = the Sub-Account value of the Sub-Account from which you request a surrender

     B  = the Market Value Adjustment

     SC = the surrender charge plus any premium taxes, if applicable

     On the date we receive your request, we will inform you of the amounts available for you to surrender. Any surrender may be subject to federal and state income tax and, in some cases, premium taxes.

     Because a Guaranteed Period cannot extend past the Annuity Commencement Date, we will not deduct a surrender charge or Market Value Adjustment if you use your Net Account value to purchase an Annuity on the Annuity Commencement Date.


     WAIVER OF SURRENDER CHARGES (PAGE 11)

     We will waive any applicable surrender charge if you meet any of the following conditions after the first year of the Contract:

  3) You enter, for a period of at least 90 days, a facility that is licensed by the state and qualifies as a skilled nursing home facility under Medicare or Medicaid.

  4) A physician who is not related to you or the Annuitant diagnoses you as having a terminal illness as the term is defined in your Contract. You must submit to us written proof of this illness that we deem satisfactory and we reserve the right to require an examination by a physician of our choice to confirm your terminal illness.

     If we waive your surrender charge, we will still impose a Market Value Adjustment where applicable. Our waiver of surrender charges is not available in all states due to applicable insurance laws.


MARKET VALUE ADJUSTMENT (PAGE 11)

     We will apply a Market Value Adjustment if your request a surrender before the end of a Sub-Account's Guaranteed Period. The Market Value Adjustment may increase or decrease the amount you receive from a surrender. Like the surrender charge, we calculate the Market Value Adjustment separately for each Sub-Account. The Market Value Adjustment is applied to the surrendered Sub-Account value, less any amount available as an interest withdrawal from interest earned during the prior Contract year, before we deduct any surrender charge. We will include the Market Value Adjustment in the amount we deduct from your Sub-Account to satisfy your surrender request. The formula we use to determine the Market Value Adjustment is:

                          (1+g / 1+c) x (N/12) where:

     g = The Guaranteed Interest Rate in effect for the current Guaranteed
         Period expressed as a decimal (e.g., 1% = .01).

     C = The current Guaranteed Interest Rate we offer for a Guaranteed Period that has a duration equal to the number of months left before the end of the Guaranteed Period from which you are making the surrender.

     N = The number of months remaining in your Guaranteed Period as of the date you request a surrender.

     The Market Value Adjustment reflects the relationship between 1) the current Guaranteed Interest Rate we offer for a Guaranteed Period equal in duration to the amount of time left in the surrendered Guaranteed Period, and
2) the Guaranteed Interest Rate we are applying to the Guaranteed Period from which you are making a surrender.

     Generally, if your Guaranteed Interest Rate is lower than the one we offer for Guaranteed Period equal to the time remaining in your Guaranteed Period, the Market Value Adjustment may produce a surrender value that is less than the sum of the portion of your Annuity Deposit being surrendered plus the interest it has earned. Similarly, if your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment may increase your surrender value beyond the sum of the portion of your Annuity Deposit being surrendered plus the interest it has earned.

     Because we base current Guaranteed Interest Rates in part upon the investment yields that are available to us, the effect of the Market Value Adjustment will be related to those yields. Therefore, if these yields increase from the time, you purchase your Contract, it is possible that the Market Value Adjustment, coupled with the surrender charge and any premium tax, could produce a full surrender value for your Contract that is less than the total of your Annuity Deposits.


DEATH OF AN ANNUITANT (PAGE 13)

     If an Annuitant dies while the Contract is in force, either before or after the Annuity Commencement Date, the Beneficiary will be the person designated as such under the Contract. If you have not designated a Beneficiary or the Beneficiary is no longer living, the surviving Owner will be the Beneficiary. If neither the Owner nor the Beneficiary have survived the Annuitant, the Beneficiary will be the Annuitant's estate. YOU CANNOT CHANGE ANNUITANTS UNDER THIS CONTRACT.


DEATH OF AN OWNER (PAGE 13)

     Upon the death of a joint Owner prior to the Annuity Commencement Date, the surviving Owner will become the Beneficiary. If the sole Owner of a Contract dies while the Contract is in force and before the Annuity Commencement Date, the Beneficiary will be the person designated as such under the Contract. If the Beneficiary is the spouse of the deceased Owner and the Annuitant is still living, the spouse may elect to become the Owner in lieu of receiving a guaranteed Death Benefit. If you have not designated a Beneficiary or the Beneficiary is no longer living, the estate of the Owner will be the Beneficiary.


DETERMINING THE DEATH BENEFIT (PAGE 14)

     If an Annuitant or Owner dies before the Annuity Commencement Date, we will pay a guaranteed Death Benefit to the Beneficiary. We will calculate the guaranteed Death Benefit as of the date of an Annuitant's or Owner's death. We will calculate the guaranteed Death Benefit as follows:

  5) If the deceased had not yet reached age 85, the guaranteed Death Benefit will be the greater of:

     o the Net Account Value, or

     o the original Annuity Deposit, less interest withdrawals and surrenders (including surrender charges, Market Value Adjustments, and premium taxes), credited with interest at 5% compounded annually.

  6) If the deceased reached age 85, the guaranteed Death Benefit will be equal to the total of the Sub-Account values multiplied by their respective Market Value Adjustments.


PAYING THE DEATH BENEFIT (PAGE 14)

     We will only pay one guaranteed Death Benefit under a Contract, even though the Contract may, under some circumstances, continue after an Owner or Annuitant's death. We will calculate the guaranteed Death Benefit as of the date of the death that triggers its payment.

     We will pay the guaranteed Death Benefit in a lump sum, in which event the Contract will terminate, or under any of the annuity options available under the Contract provided that:

   o in the event of the Owner's death, any chosen annuity option must provide that the guaranteed Death Benefit will be distributed within five years of the date of the Owner's death; or

   o if the chosen annuity option provides for the guaranteed Death Benefit to be paid over a period that does not extend beyond the Beneficiary's life or life expectancy, the distribution must commence within one year of the Owner's death.

     In addition to these options, if the Beneficiary is the spouse of the deceased Owner and the Annuitant is living, the spouse may elect to become the Owner in lieu of receiving a guaranteed Death Benefit.

ANNUITY COMMENCEMENT DATE (PAGE 14)

     You may select an Annuity Commencement Date when you purchase a Contract. The Annuity Commencement Date may not be earlier than the end of a Guaranteed Period nor later than the end of the Contract year immediately before the Annuitant's 85th birthday. Our Administrative Office must approve any request for an extension of the Annuity Commencement Date beyond this maximum.

     You may change the Annuity Commencement Date subject to the following restrictions:

   o You must request the change in writing.

   o We must receive your written request at least 30 days before the new Annuity Commencement Date you have requested.

   o The new Annuity Commencement Date may not come before the end of any existing Guaranteed Period.

   o Unless we agree prior to the change, the new Annuity Commencement Date may not be later than the Annuitant's 85th birthday.

     Annuity Commencement Dates which occur after the Annuitant's 85th birthday may have adverse tax consequences so you should consult your tax advisor before requesting an Annuity Commencement Date at these advanced ages. You may be required to begin distributions from Qualified Contracts before the Annuity Commencement Date. (See "Federal Tax Matters," page 18.)

     Once our Administrative Office notifies you that we have received and approved your written request for changing the Annuity Commencement Date, the change will be made effective as of the date you signed the request.


ANNUITY OPTIONS (PAGE 15)

     On the Annuity Commencement Date we will apply part or all of the Net Account Value to the annuity option you have selected. If you have not selected an annuity option, we will apply your Net Account Value to Option 2 - Life Income with Payments for a 10-Year Guaranteed Period. You may select from the following annuity options. For Qualified Contracts, annuity options may apply with certain restrictions.

   o OPTION 1 - PAYMENT FOR A FIXED PERIOD

      We will make equal monthly payments for any period not less than five years and not more than 30 years. The amount of each payment depends upon the total amount applied, the period selected and the monthly payment rates we are using when the annuity payments are determined.

   o OPTION 2 - LIFE INCOME WITH PAYMENTS FOR A GUARANTEED PERIOD

      We will make equal monthly payments based on the life of the named Annuitant. Payments will continue for the lifetime of the Annuitant with payments guaranteed for either 10 or 20 years. Payments will stop at the end of the selected guaranteed period or when the Annuitant dies, whichever is later.

   o OPTION 3 - PAYMENTS FOR A FIXED AMOUNT

      We will make equal monthly payments for a fixed amount. The amount of each payment may not be less than $10 for each $1,000 of Net Account Value applied to the annuity option. Each month we will credit interest on the unpaid balance and add that interest to it. We will set the interest rate in our sole discretion, but it will not be less than an annual effective interest rate of 4%. Payments will continue until the amount we hold runs out. The last payment will be for the balance only.

   o OPTION 4 - PURCHASE OF OTHER ANNUITIES

      The total amount you apply is used to purchase any kind of annuity we issue on the date this option is selected.

     The dollar amount of monthly payments for every $1,000 you apply to each available annuity option is calculated in accordance with annuity tables set forth in the Contract. We base these tables on the 1983 Individual Annuity Mortality Table A projected four years with interest at 4% per year.


TAXATION OF ANNUITIES IN GENERAL

 LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS (PAGE 20)

     In order to that they may be treated as annuity contracts for federal tax purposes, section 72(s) of the Internal Revenue Code requires that Contracts held by persons other than individuals (other than Contracts issued in connection with certain qualified plans) contain certain provisions relating to distributions upon the death of an Annuitant. Certain Contracts do not contain these provisions. The income under such Contracts is taxable as it accrues. We issue Form 1099s with respect to such Contracts.

                         INDEX TO FINANCIAL STATEMENTS
                          (TO BE FILED BY AMENDMENT)



Report of Independent Accountants ........................................................   F-2
Consolidated Statements of Income for the years ended December 31, 1998, 1997, and 1996 ..   F-3
Consolidated Balance Sheets as of December 31, 1998 and 1997 .............................   F-4
Consolidated Statements of Stockholder's Equity for the years ended December 31, 1998,
1997, and 1996 ...........................................................................   F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997,
  and 1996 ...............................................................................   F-6
Notes to Consolidated Financial Statements ...............................................   F-7
Financial Statement Schedules:
   Schedule III -- Supplementary Insurance Information ...................................   S-1
   Schedule IV -- Reinsurance ............................................................   S-2

     All other schedules to the consolidated financial statements required by
Article 7 of Regulation S-X are not required under the related instructions or are inapplicable and therefore have been omitted.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:


          Securities and Exchange Commission Registration Fees .........    $  73,750.00
          Printing and engraving .......................................      108,000.00
          Accounting fees and expenses .................................       20,000.00
          Legal fees and expenses ......................................       20,000.00
          Miscellaneous ................................................               0
                                                                            ------------
            TOTAL EXPENSES .............................................    $ 221,750.00
                                                                            ============

----------
* Estimated.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 6.5 of Article VI of the Certificate of Incorporation of PLC provides, in substance, that any of PLC's directors and officers and certain directors and officers of Protective, who is a party or is threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of PLC, by reason of the fact that he is or was an officer or director, shall be indemnified by PLC against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is or was by or in the right of PLC to procure a judgment in its favor, such person shall be indemnified by PLC against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to PLC unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any issue or matter therein, he shall be indemnified by PLC against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by PLC other than the determination, in good faith, that such defense has been successful. In all other cases, unless ordered by a court, indemnification shall be made by PLC only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the holders of a majority of the shares of capital stock of PLC entitled to vote thereon. By means of a by-law, Protective offers its directors and certain executive officers similar indemnification.

     In addition, the executive officers and directors are insured by PLC's Directors' and Officers' Liability Insurance Policy including Company Reimbursement and are indemnified by a written contract with PLC which supplements such coverage.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

             ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



        EXHIBIT
        NUMBER                                        DESCRIPTION                          METHOD OF FILING
-----------------------         -------------------------------------------------------   -----------------
       *         1(a)      --     Underwriting Agreement
   *****         1(b)      --     Form of Distribution Agreement
    ****         2         --     Stock Purchase Agreement
       *         3(a)      --     Articles of Incorporation
       *         3(b)      --     By-laws
      **         4(a)      --     Group Modified Guaranteed Annuity Contract
     ***         4(b)      --     Individual Certificate
      **         4(h)      --     Tax-Sheltered Annuity Endorsement
      **         4(i)      --     Qualified Retirement Plan Endorsement
      **         4(j)      --     Individual Retirement Annuity Endorsement
      **         4(l)      --     Section 457 Deferred Compensation Plan Endorsement
       *         4(m)      --     Qualified Plan Endorsement
      **         4(n)      --     Application for Individual Certificate
      **         4(o)      --     Adoption Agreement for Participation in Group Modified
                                  Guaranteed Annuity
     ***         4(p)      --     Individual Modified Guaranteed Annuity Contract
      **         4(q)      --     Application for Individual Modified Guaranteed Annuity
                                  Contract
      **         4(r)      --     Tax-Sheltered Annuity Endorsement
      **         4(s)      --     Individual Retirement Annuity Endorsement
      **         4(t)      --     Section 457 Deferred Compensation Plan Endorsement
      **         4(v)      --     Qualified Retirement Plan Endorsement
    ****         4(w)      --     Endorsement -- Group Policy
    ****         4(x)      --     Endorsement -- Certificate
    ****         4(y)      --     Endorsement -- Individual Contract
    ****         4(z)      --     Endorsement (Annuity Deposits) -- Group Policy
    ****         4(aa)     --     Endorsement (Annuity Deposits) -- Certificate
    ****         4(bb)     --     Endorsement (Annuity Deposits) -- Individual Contract
      **         4(cc)     --     Endorsement -- Individual
      **         4(dd)     --     Endorsement -- Group Contract/Certificate
   *****         4(ee)     --     Endorsement (96) -- Individual
   *****         4(ff)     --     Endorsement (96) -- Group Contract
   *****         4(gg)     --     Endorsement (96) -- Group Certificate
   *****         4(hh)     --     Individual Modified Guaranteed Annuity Contract (96)
  ******         4(ii)     --     Settlement Endorsement
       *         5         --     Opinion re legality
       *        10(a)      --     Bond Purchase Agreement
       *        10(b)      --     Escrow Agreement
       +        24(a)      --     Consent of Coopers & Lybrand L.L.P.
       +        24(b)      --     Consent of Sutherland, Asbill & Brennan, L.L.P.
                25         --     Power of Attorney

----------
     * Previously filed in Form S-1 Registration Statement, Registration No. 33-31940.

    ** Previously filed in Amendment No. 1 to Form S-1 Registration Statement,
       Registration No. 33-31940.

   *** Previously filed in Amendment No. 2 to Form S-1 Registration
       Statement, Registration No. 33-31940.

  **** Previously filed in Amendment No. 2 to Form S-1 Registration
       Statement, Registration No. 33-57052.

 ***** Previously filed in Form S-1 Registration Statement, Registration No.
       333-02249.

****** Previously filed in Form S-1 Registration Statement, Registration No.
       333-50055.

     + To be filed by amendment.

   FINANCIAL
  STATEMENTS
   SCHEDULES                                FILED WITH THIS AMENDMENT
--------------           ---------------------------------------------------------------
Schedule III      --     Supplementary Insurance Information (to be filed by amendment)
Schedule IV       --     Reinsurance (to be filed by amendment)

     Schedules other than those referred to above are not required or are inapplicable and therefore have been omitted.


ITEM 17. UNDERTAKINGS.

     (A) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on February 12, 1999.


                                          PROTECTIVE LIFE INSURANCE COMPANY


                                          By: /S/       JOHN D. JOHNS
                                             ----------------------------------
                                                        John D. Johns
                                                          President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:



                        SIGNATURE                                TITLE                           DATE
            ---------------------------------   ---------------------------------------   ------------------
     (i)    Principal Executive Officer
             /S/ DRAYTON NABERS, JR.            Chairman of the Board                     February 12, 1999
            -------------------------------
                 Drayton Nabers, Jr.

    (ii)    Principal Financial Officer
             /S/ JOHN D. JOHNS                  President and Chief Financial Officer     February 12, 1999
            -------------------------------
                 John D. Johns

   (iii)    Principal Accounting Officer
             /S/ JERRY W. DEFOOR                Vice President and Controller, and        February 12, 1999
            -------------------------------        Chief Accounting Officer
                 Jerry W. DeFoor

    (iv)    Board of Directors:
             /S/ DRAYTON NABERS, JR.            Director                                  February 12, 1999
            -------------------------------
                 Drayton Nabers, Jr.

             /S/ JOHN D. JOHNS                  Director                                  February 12, 1999
            -------------------------------
                 John D. Johns

             /S/ R. STEPHEN BRIGGS              Director                                  February 12, 1999
            -------------------------------
                 R. Stephen Briggs

             /S/ JIM E. MASSENGALE              Director                                  February 12, 1999
            -------------------------------
                 Jim E. Massengale

             /S/ WAYNE E. STUENKEL              Director                                  February 12, 1999
            -------------------------------
                 Wayne E. Stuenkel

              SIGNATURE                   TITLE            DATE
------------------------------------   ----------   ------------------
*                                      Director     February 12, 1999
-------------------------------
       A. S. Williams III

*                                      Director     February 12, 1999
-------------------------------
         Deborah J. Long

*                                      Director     February 12, 1999
-------------------------------
          Carolyn King

*                                      Director     February 12, 1999
-------------------------------
        Richard J. Bielen

*                                      Director     February 12, 1999
-------------------------------
        Danny L. Bentley

*By:   /S/ STEVE M. CALLAWAY                        February 12, 1999
    ---------------------------
        Steve M. Callaway
        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX




                                                                                             PAGE IN SEQUENTIAL
                                                                                              NUMBERING SYSTEM
   NUMBER                                         DESCRIPTION                               WHERE EXHIBIT LOCATED
------------           -----------------------------------------------------------------   ----------------------
      1(a)      --     Underwriting Agreement                                                         *
      1(b)      --     Form of Distribution Agreement                                                 *****
      2         --     Stock Purchase Agreement                                                       ****
      3(a)      --     Articles of Incorporation                                                      *
      3(b)      --     By-laws                                                                        *
      4(a)      --     Group Modified Guaranteed Annuity Contract                                     **
      4(b)      --     Individual Certificate                                                         ***
      4(h)      --     Tax-Sheltered Annuity Endorsement                                              **
      4(i)      --     Qualified Retirement Plan Endorsement                                          **
      4(j)      --     Individual Retirement Annuity Endorsement                                      **
      4(l)      --     Section 457 Deferred Compensation Plan Endorsement                             **
      4(m)      --     Qualified Plan Endorsement                                                     *
      4(n)      --     Application for Individual Certificate                                         **
      4(o)      --     Adoption Agreement for Participation in Group Modified                         **
                       Guaranteed Annuity
      4(p)      --     Individual Modified Guaranteed Annuity Contract                                ***
      4(q)      --     Application for Individual Modified Guaranteed Annuity Contract                **
      4(r)      --     Tax-Sheltered Annuity Endorsement                                              **
      4(s)      --     Individual Retirement Annuity Endorsement                                      **
      4(t)      --     Section 457 Deferred Compensation Plan Endorsement                             **
      4(v)      --     Qualified Retirement Plan Endorsement                                          **
      4(w)      --     Endorsement -- Group Policy                                                    ****
      4(x)      --     Endorsement -- Certificate                                                     ****
      4(y)      --     Endorsement -- Individual Contract                                             ****
      4(z)      --     Endorsement (Annuity Deposits) -- Group Policy                                 ****
      4(aa)     --     Endorsement (Annuity Deposits) -- Certificate                                  ****
      4(bb)     --     Endorsement (Annuity Deposits) -- Individual Contract                          ****
      4(cc)     --     Endorsement -- Individual                                                      **
      4(dd)     --     Endorsement -- Group Contract/Certificate                                      **
      4(ee)     --     Endorsement (96) -- Individual                                                 *****
      4(ff)     --     Endorsement (96) -- Group Contract                                             *****
      4(gg)     --     Endorsement (96) -- Group Certificate                                          *****
      4(hh)     --     Individual Modified Guaranteed Annuity Contract (96)                           *****
      4(ii)     --     Settlement Endorsement                                                         ******
      5         --     Opinion re legality                                                            *
     10(a)      --     Bond Purchase Agreement                                                        *
     10(b)      --     Escrow Agreement                                                               *
     24(a)      --     Consent of Coopers & Lybrand L.L.P.                                            +
     24(b)      --     Consent of Sutherland, Asbill & Brennan, L.L.P.                                +
     25         --     Power of Attorney

----------
     * Previously filed in Form S-1 Registration Statement, Registration No. 33-31940.
    ** Previously filed in Amendment No. 1 to Form S-1 Registration Statement,
       Registration No. 33-31940.
   *** Previously filed in Amendment No. 2 to Form S-1 Registration
       Statement, Registration No. 33-31940.
  **** Previously filed in Amendment No. 2 to Form S-1 Registration
       Statement, Registration No. 33-57052.
 ***** Previously filed in Form S-1 Registration Statement, Registration No.
       333-02249.
 ***** Previously filed in Amendment No. 1 to Registration Statement,
       Registration No. 333-02249.
****** Previously filed in Form S-1 Registration Statement, Registration No.
       333-50055.
     + To be filed by amendment.